Exhibit 99.1

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 KELLER BENVENUTTI KIM LLP TOBIAS S. KELLER (Cal. Bar No. 151445) (tkeller@kbkllp.com) JANE KIM (Cal. Bar No. 298192) (jkim@kbkllp.com) THOMAS B. RUPP (Cal. Bar No. 278041) (trupp@kbkllp.com) 425 Market Street, 26th Floor San Francisco, California 94105 Telephone: (415) 496 - 6723 Facsimile: (650) 636 - 9251 Attorneys for the Debtors and Debtors in Possession Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 1 of UNITED STATES BANKRUPTCY COURT NORTHERN DISTRICT OF CALIFORNIA SAN FRANCISCO DIVISION In re: SHIFT TECHNOLOGIES, INC., et al. , 1 Debtors. Case No. 23 - 30687 (HLB) (Lead Case) (Jointly Administered) DEBTORS’ COMBINED DISCLOSURE STATEMENT AND JOINT CHAPTER 11 PLAN DATED JULY 3, 2024 1 The last four digits of Shift Technologies, Inc.’s tax identification number are 5852. Due to the large number of debtor entities in these Chapter 11 Cases, a complete list of the Debtors and the last four digits of their federal tax identification numbers is not provided herein . A complete list of such information may be obtained on the website of the Debtors’ claims and noticing agent at https : //omniagentsolutions . com/Shift . The Debtors’ service address is P . O . Box 1664 , San Bruno, CA 94066 - 1664 .

TABLE OF CONTENTS

I. INTRODUCTION 1

A. Summary 1

B. Overview of the Combined Plan and Disclosure Statement. 2

II. DEFINITIONS AND CONSTRUCTION OF TERMS 3

A. Definitions. 3

B. Interpretation; Application of Definitions and Rules of Construction. 11

III. BACKGROUND AND DISCLOSURES 12

A. Background. 12

B. The Chapter 11 Filing. 13

C. The Chapter 11 Cases. 13

1. First Day Filings. 13

2. Employment and Compensation of the Debtors' Professionals and Advisors. 14

3. Official Committee of Unsecured Creditors 14

4. Claims Process and Bar Date. 15

a. Section 341(a) Meeting of Creditors. 15

b. Bar Date. 15

c. Claims Against the Debtors. 15

5. Asset Sales. 15

6. Litigation. 16

7. Retention Bonuses. 17

8. Prior Plan and Mediation. 17

D. Certain Income Tax Consequences. 17

1. Tax Consequences to Creditors. 18

2. Importance of Obtaining Professional Tax Assistance. 19

E. Certain Risk Factors to Be Considered. 20

1. Risk of Non-Confirmation of Combined Plan and Disclosure Statement. 20

Case: 23-30687 Doc# 676 Filed: 07/03/24 Entered: 07/03/24 16:35:47 Page 2 of 74

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 2. 3. Companies) .............................................................................................. 30 28 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 3 of Delays of Confirmation and/or Effective Date . .................................... 20 Alternative Plan or Conversion . ............................................................ 20 IV. SUMMARY OF DEBTORS’ ASSETS; SUMMARY OF TREATMENT OF CLAIMS AND ESTIMATED RECOVERIES ............................................................ 21 A. B. Summary of Assets and Estimated Recoveries by Class . ................................ 21 Liquidation under Chapter 7 of the Bankruptcy Code . .................................. 21 V. CONFIRMATION AND VOTING PROCEDURES .................................................. 22 A. Confirmation Hearing . ....................................................................................... 22 B. Procedure for Objections . .................................................................................. 22 C. Requirements for Confirmation . ....................................................................... 22 D. Classification of Claims and Equity Interests . ................................................. 23 E. Impaired Claims or Equity Interests . ............................................................... 23 F. Eligibility to Vote on the Combined Plan and Disclosure Statement ............. 24 G. Solicitation Notice . .............................................................................................. 24 H. Procedure/Voting Deadlines . ............................................................................. 24 I. Acceptance of the Combined Plan and Disclosure Statement . ....................... 26 VI. TREATMENT OF UNCLASSIFIED CLAIMS .......................................................... 26 A. B. C. D. Administrative Expense Claims ......................................................................... 26 Professional Fee Claims ...................................................................................... 26 Priority Tax Claims . ........................................................................................... 26 Payment of Statutory Fees . ................................................................................ 27 VII. VIII. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS ............................... 28 TREATMENT OF CLAIMS AND EQUITY INTERESTS ....................................... 28 A. Treatment of Claims . .......................................................................................... 28 1. 2. 3. 4. Class 1 — Secured Claims ...................................................................... 28 Class 2 — Other Priority Claims ........................................................... 29 Class 3A — General Unsecured Claims (Holdco) ................................ 29 Class 3B — General Unsecured Claims (Operating

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 5. 6. 27 28 5. Federal Income Tax Treatment for the Liquidating Trust Assets ........................................................................................................ 45 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 4 of Class 3C — General Unsecured Claims (Holdco Convenience) ......... 31 Class 3D — General Unsecured Claims (Operating Companies’ Convenience) ...................................................................... 31 Class 4 — Intercompany Claims ........................................................... 32 Class 5 — Equity Interests ..................................................................... 32 7. 8. B. Modification of Treatment of Claims and Equity Interests . ........................... 33 IX. IMPLEMENTATION OF THE COMBINED PLAN AND DISCLOSURE STATEMENT ................................................................................................................. 33 A. B. C. D. E. Implementation of the Combined Plan and Disclosure Statement . ............... 33 Streamlining the Debtors’ Corporate Affairs . ................................................. 33 Deemed Consolidation . ....................................................................................... 34 Exemption from Certain Transfer Taxes . ........................................................ 38 Creditors’ Committee . ........................................................................................ 39 X. PROVISIONS REGARDING THE LIQUIDATING TRUST ................................... 39 A. Establishment of the Liquidating Trust ............................................................ 39 B. Appointment of the Liquidating Trustee .......................................................... 39 C. Creation of Liquidating Trust ........................................................................... 40 D. Liquidating Trust Oversight Committee .......................................................... 40 E. Beneficiaries of Liquidating Trust .................................................................... 41 F. Vesting and Transfer of Assets to the Liquidating Trust ................................ 41 G. Funding of the Liquidating Trust ...................................................................... 41 H. Distributions from the Liquidating Trust ........................................................ 42 I. Certain Powers and Duties of the Liquidating Trust and Liquidating Trustee ................................................................................................................. 42 1. 2. 3. 4. General Powers of the Liquidating Trustee ......................................... 42 Investments of Cash ................................................................................ 44 Costs and Expenses of Administration of the Liquidating Trust ....... 44 Reporting ................................................................................................. 44

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 6. 7. 27 28 A. Causes of Action . ................................................................................................. 55 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 5 of Term of Liquidating Trust ..................................................................... 46 Limitation of Liability of the Liquidating Trustee .............................. 46 XI. PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE COMBINED PLAN AND DISCLOSURE STATEMENT ................................................................. 47 A. Timing of Distributions ...................................................................................... 47 B. Method of Payment ............................................................................................. 47 C. Objections to and Resolution of Claims ............................................................ 47 D. Claims Objection Deadline ................................................................................. 48 E. No Distribution Pending Allowance . ................................................................. 48 F. Escrow of Cash Distributions . ........................................................................... 48 G. Distribution After Allowance ............................................................................. 48 H. De Minimis Distributions . .................................................................................. 49 I. Investment of Segregated Cash and Property .................................................. 49 J. Delivery of Distributions . ................................................................................... 49 K. Unclaimed Distributions ..................................................................................... 50 L. Set - Off . ................................................................................................................. 51 XII. IMPLEMENTATION AND EFFECT OF CONFIRMATION OF COMBINED PLAN AND DISCLOSURE STATEMENT ......................................... 51 A. Means for Implementation of the Combined Plan and Disclosure Statement . ............................................................................................................ 51 XIII. INJUNCTION, EXCULPATION AND RELEASES .................................................. 52 A. B. C. Injunction ............................................................................................................. 52 Exculpation . ......................................................................................................... 52 Releases . ............................................................................................................... 53 1. 2. 3. Grounds for Releases . ............................................................................. 53 Terms of Releases .................................................................................... 54 Implementation of Releases . .................................................................. 55 XIV. RETENTION OF CLAIMS FOR RELIEF; EXECUTORY CONTRACTS ............ 55

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 B. 28 O. Inconsistency . ...................................................................................................... 64 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 6 of Preservation of All Causes of Action Not Expressly Settled or Released . .............................................................................................................. 55 Cancellation of Equity Interests and Certain Instruments ............................. 56 Executory Contracts and Unexpired Leases . ................................................... 57 Insurance Policies ................................................................................................ 58 Deadline for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Combined Plan and Disclosure Statement . ......................................................................................... 58 C. D. E. F. XV. CONDITIONS TO THE EFFECTIVE DATE ............................................................ 59 A. B. C. Conditions Precedent to the Effective Date . ..................................................... 59 Effect of Failure of Conditions ........................................................................... 59 Waiver of Conditions to Confirmation and Notice of Effective Date . ........... 60 XVI. RETENTION OF JURISDICTION .............................................................................. 60 XVII. MISCELLANEOUS PROVISIONS .............................................................................. 61 A. B. C. Amendment or Modification of the Combined Plan and Disclosure Statement . ............................................................................................................ 61 Severability . ......................................................................................................... 62 Revocation or Withdrawal of the Combined Plan and Disclosure Statement . ............................................................................................................ 62 D. Binding Effect ...................................................................................................... 62 E. Notices . ................................................................................................................. 62 F. Governing Law .................................................................................................... 63 G. Withholding and Reporting Requirements . ..................................................... 63 H. Allocation of Distributions Between Principal and Interest . .......................... 63 I. Headings ............................................................................................................... 63 J. Exhibits/Schedules . ............................................................................................. 63 K. No Admissions . .................................................................................................... 64 L. Successors and Assigns . ...................................................................................... 64 M. Reservation of Rights .......................................................................................... 64 N. Implementation . .................................................................................................. 64

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 P. Closing of Chapter 11 Cases . ............................................................................. 64 Q. Compromise of Controversies . .......................................................................... 65 28 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 7 of

1 INTRODUCTION A. Summary Shift Technologies, Inc. (“ Shift Technologies ”); Shift Platform, Inc.; Shift Finance LLC; 28 times, before its substantial consummation. Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 8 of 1 I. 2 3 4 Shift Operations LLC; Shift Transportation LLC; Shift Insurance Services LLC; Shift 5 Marketplace Holdings, LLC; Shift Marketplace, LLC; Fair Dealer Services, LLC; CarLotz, Inc., 6 a Delaware Corporation; CarLotz Group, Inc.; CarLotz Nevada, LLC; CarLotz California, LLC; 7 CarLotz, Inc., an Illinois Corporation; CarLotz Logistics, LLC; Orange Peel, LLC; and Orange 8 Grove Fleet Solutions, LLC (collectively with Shift Technologies, “ Shift ” or the “ Debtors ”), as 9 debtors and debtors in possession in the above - captioned Chapter 11 Cases, hereby propose this 10 Combined Disclosure Statement and Joint Chapter 11 Plan (the “ Combined Plan and Disclosure 11 Statement ”) pursuant to sections 1125 and 1129 of the Bankruptcy Code. The Debtors are the 12 proponents of the Combined Plan and Disclosure Statement within the meaning of section 1129 13 of the Bankruptcy Code. 14 The Combined Plan and Disclosure Statement constitutes a liquidating chapter 11 plan. 15 The Combined Plan and Disclosure Statement provides for proceeds of assets liquidated and/or 16 to be liquidated over time to be transferred to a Liquidating Trust and thereafter distributed to 17 holders of Allowed Claims in accordance with the terms of the Combined Plan and Disclosure 18 Statement and the provisions of the Bankruptcy Code. Except as otherwise provided by order of 19 the Bankruptcy Court, Distributions will occur within sixty (60) days after the Effective Date or 20 as soon thereafter as is practicable and at various intervals thereafter in accordance with the 21 terms of the Combined Plan and Disclosure Statement. The Debtors will cease to be Debtors in 22 Possession on the Effective Date and the Estates’ assets and liabilities will be transferred to the 23 Liquidating Trust in accordance with the terms of the Combined Plan and Disclosure Statement. 24 Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy 25 Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in 26 Section XVII.A of the Combined Plan and Disclosure Statement, the Debtors expressly reserve 27 the right to alter, amend or modify the Combined Plan and Disclosure Statement, one or more

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 2 B. Overview of the Combined Plan and Disclosure Statement. A bankruptcy plan is a vehicle for satisfying the rights of holders of claims against and equity interests in a debtor. Consummation of a plan is the overriding purpose of a chapter 11 case. Upon confirmation and effectiveness, a plan becomes binding on the Debtors and all of their Creditors and Equity Interest Holders. In these Chapter 11 Cases, the Combined Plan and Disclosure Statement contemplates a liquidation of each of the Debtors and is therefore referred to as a “plan of liquidation.” The Debtors’ remaining assets largely consist of Cash and Causes of Action. The Causes of Action include, but are not limited to, Avoidance Actions and other claims, rights, and causes of action held by the Estates. The estimated recoveries to creditors set forth in this Combined Plan and Disclosure Statement do not include proceeds of certain of the Causes of Action because they are unpredictable and highly contingent. Among other things, although the Debtors believe that various Causes of Action may exist, the ability to collect any judgment on those claims remains wholly speculative at this time. The Combined Plan and Disclosure Statement provides for the creation of a Liquidating Trust and appointment of a Liquidating Trustee, who will administer and liquidate all remaining property of the Debtors and their Estates, all as described more fully in Article X of this Combined Plan and Disclosure Statement. The Combined Plan and Disclosure Statement also provides for Distributions to be made to certain Holders of Administrative Claims, Professional Fee Claims, Priority Tax Claims, Other Secured Claims, Priority Claims, and General Unsecured Claims, and for the funding of the Liquidating Trust. The Combined Plan and Disclosure Statement also provides for deemed consolidation as of the Effective Date of all of the Debtors into the Liquidating Trust. Finally, the Combined Plan and Disclosure Statement contemplates the cancellation of all Equity Interests in the Debtors, the dissolution and wind up of the affairs of the Debtors, and the administration of any remaining assets of the Estates by the Liquidating Trustee. / / / 28 / / / Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 9 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 3 THE DEBTORS BELIEVE THAT THE COMBINED PLAN AND DISCLOSURE STATEMENT IS FAIR AND EQUITABLE, WILL MAXIMIZE RECOVERIES TO CREDITORS, AND IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CONSTITUENTS. FOR THESE REASONS, THE DEBTORS URGE HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE TO TIMELY RETURN THEIR BALLOTS AND TO VOTE TO ACCEPT THE COMBINED PLAN AND DISCLOSURE STATEMENT. 28 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 10 of II. DEFINITIONS AND CONSTRUCTION OF TERMS A. Definitions. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires: 1. “Administrative Expense Bar Date” means the first Business Day that is thirty (30) days after the Effective Date. 2. “Administrative Expense Claim” means any right to payment constituting a cost or expense of administration of the Chapter 11 Cases under section 503(b) of the Bankruptcy Code including, without limitation, (a) any actual and necessary costs and expenses of preserving the Estates, (b) any fees or charges assessed against the Estates under section 1930 of chapter 123 of Title 28 of the United States Code, and (c) all Claims arising under section 503(b)(9) of the Bankruptcy Code. For purposes of this Combined Plan and Disclosure Statement, this term does not include Professional Fee Claims. 3. “Allowed” means, with reference to any Claim or Equity Interest, proof of which was timely and properly filed or, if no proof of Claim or Equity Interest was filed, which has been or hereafter is listed by the Debtors in the Schedules, as liquidated in amount and not disputed or contingent and, in each case, as to which: (A) no objection to allowance has been interposed within the applicable period fixed by the Combined Plan and Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or (B) an objection has been interposed and such Claim has been allowed, in whole or in part, by a Final Order.

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 4 4. “Avoidance Actions” means any and all Causes of Action, claims, remedies, or rights that may be brought by or on behalf of the Debtors or the Estates under Bankruptcy Code sections 542, 544, 547, 548, 549, 550, 551, or 553, or under related state or federal statutes, regardless of whether such action has been commenced prior to the Effective Date. 28 damages, or judgments whatsoever, whether known or unknown, reduced to judgment, Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 11 of 5. time to time. 6. “Bankruptcy Code” means title 11 of the United States Code, as amended from “Bankruptcy Court” or “Court” means the United States Bankruptcy Court for the Northern District of California, or if such court ceases to exercise jurisdiction over the Chapter 11 Cases, such court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases in lieu of the United States Bankruptcy Court for the Northern District of California. 7. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and the Bankruptcy Local Rules of the Bankruptcy Court, as amended from time to time. 8. “Bar Date” means (a) as to certain Governmental Units, April 8, 2024, and (b) for all other Creditors, March 15, 2024. 9. “Beneficiaries” means Holders of Allowed Claims in Class 3A or Class 3B. 10. “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York, are required or authorized to close by law or executive order. 11. “Cash” means legal tender of the United States of America and equivalents thereof. 12. “Cause of Action” means any and all claims, rights, actions, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, rights of setoff, third - party claims, subordination claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and cross claims,

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 5 liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, foreseen or unforeseen, asserted or unasserted, existing or hereafter arising, in law, at equity, by statute, whether for tort, fraud, contract, or otherwise. 13. “Chapter 11 Cases” means the above - captioned cases under chapter 11 of the Bankruptcy Code commenced by the Debtors, jointly administered under the caption In re Shift Technologies, Inc., et al. , Case No. 23 - 30687 (HLB), currently pending in the Bankruptcy Court. 14. “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy 28 consider (i) final approval of the Combined Plan and Disclosure Statement as providing adequate Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 12 of Code. 15. “Claims Agent” and “Balloting Agent” means Omni Agent Solutions, Inc. 16. “Claims Objection Deadline” means one hundred and eighty (180) days after the Effective Date or such later date as may be approved by the Bankruptcy Court. 17. “Class” means any group of substantially similar Claims or Equity Interests classified by the Combined Plan and Disclosure Statement pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. 18. “Clerk” means the clerk of the Bankruptcy Court. 19. “Closing Date” means the date on which all of the Chapter 11 Cases have been closed in accordance with Section XVII.P of the Combined Plan and Disclosure Statement. 20. “Combined Plan and Disclosure Statement” means this combined disclosure statement and chapter 11 plan including, without limitation, all exhibits, supplements, appendices and schedules hereto, either in their present form or as the same may be altered, amended or modified from time to time through the Confirmation Date. Where context requires, this Combined Plan and Disclosure Statement is also called the “Plan.” 21. “Committee” shall mean the official committee of unsecured creditors initially appointed on November 7, 2023, by the United States Trustee. 22. “Confirmation Date” means the date on which the Confirmation Order is entered on the Docket. 23. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 6 information pursuant to section 1125 of the Bankruptcy Code and (ii) confirmation of the Combined Plan and Disclosure Statement pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time. 24. “Confirmation Order” means the order of the Bankruptcy Court confirming the Combined Plan and Disclosure Statement pursuant to section 1129 of the Bankruptcy Code. 25. “Consolidation Compromise(s)” are settlements of disputes, if any, that arise in connection with the deemed consolidation of the Debtors estates as described in Section IX.C hereof. 26. “Convertible Notes” means the 4.75% Convertible Senior Notes due 2026 in the aggregate principal amount of $150.0 million. 28 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 13 of 27. “Creditor” means any Person that is the Holder of a Claim against the Debtors. 28. “Cure Amount” means the payment of Cash or the distribution of other property (as the parties may agree or the Bankruptcy Court may order) that is necessary to cure any and all defaults under an executory contract or unexpired lease so that such contract or lease may be assumed, or assumed and assigned, pursuant to Bankruptcy Code section 1123(b)(2). 29. “Debtors” is defined in the Introduction. 30. “Debtors in Possession” means the Debtors in their capacity as debtors - in - possession in the Chapter 11 Cases pursuant to sections 1101 , 1107 (a) and 1108 of the Bankruptcy Code . 31 . “Disputed” means any Claim that is listed on the Schedules as disputed, contingent or unliquidated, or that is objected to in whole or in part in accordance with Section XI . C of the Combined Plan and Disclosure Statement, or otherwise . 32. “Distribution” means any distribution to the Holders of Allowed Claims. 33. “Docket” means the docket in the Chapter 11 Cases maintained by the Clerk. 34. “Effective Date” means a date to be set as soon as practicable after the date on which the conditions specified in Section XV.A of the Combined Plan and Disclosure Statement have been satisfied or waived.

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 7 35. “Effective Date Trust Funding Amount” means an amount equal to ten percent (10%) of the Net Effective Date Cash, provided that such amount shall not be greater than $275,000 nor less than $175,000. 36. “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy 28 Disclosure Statement, this term does not include Intercompany Claims. Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 14 of Code. 37. “Equity Interests” means all previously issued and outstanding common stock, preferred stock, membership interests, or other ownership interests in any of the Debtors outstanding immediately prior to the Effective Date, including restricted stock, treasury stock, and all options, warrants, calls, rights, puts, awards, commitments, appreciation rights, or any other agreements of any character to convert, exchange, exercise for, or otherwise receive any such common stock, preferred stock, membership interests, or other ownership interests. 38. “Estates” means the estates created in the Chapter 11 Cases pursuant to Bankruptcy Code section 541 upon the filing of the Chapter 11 Cases. 39. “Executory Contract” means any executory contract or unexpired lease as of the Petition Date between any one or more of the Debtors and any other Person or Persons, specifically excluding contracts and agreements entered into pursuant to this Combined Plan and Disclosure Statement. 40. “File, Filed, or Filing” means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases. 41. “Final Order” means an Order of the Bankruptcy Court or a Court of competent jurisdiction to hear appeals of an Order that has not been reversed, stayed, modified or amended and as to which the time to appeal or to petition for certiorari and as to which no appeal, petition for certiorari, or any proceedings for reconsideration or rehearing shall then be pending. 42. “General Unsecured Claim” means any Claim against the Debtors that arose or is deemed by the Bankruptcy Code or Bankruptcy Court, as the case may be, to have arisen before the Petition Date and that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Professional Fee Claim, or Other Priority Claim. For purposes of this Combined Plan and

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 8 43. “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code. 28 Date Trust Funding Amount. Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 15 of 44. “Holder” means the Entity holding a Claim or Equity Interest. 45. “Impaired” means any Class of Claims or Equity Interests that is impaired within the meaning of Bankruptcy Code section 1124. 46. “Intercompany Claims” shall be Claims, whether Allowed or Disputed, payable from one Debtor to a different Debtor. 47. “Liquidation Analysis” means the analysis included in Exhibit A attached hereto. 48. “Liquidating Trust Agreement” means the trust agreement establishing the Liquidating Trust described in Section X.A of this Combined Plan and Disclosure Statement in substantially the form filed with the Court. 49. “Liquidating Trust Assets” means all property of the Estates, including claims and Causes of Action existing on the Effective Date, whether included or omitted on Schedules A and B of the Debtors’ Schedules; and proceeds of the foregoing. 50. “Liquidating Trust” means the trust established on behalf of the Debtors on the Effective Date as described in Section X.A of this Combined Plan and Disclosure Statement and Liquidating Trust Agreement. 51. “Liquidating Trust Operating Expenses” means the expenses incurred by the Liquidating Trust and the Liquidating Trustee in administering the Liquidating Trust, as will be more fully described in the Liquidating Trust Agreement; provided that the aggregate amount Net Effective Date Cash utilized for Liquidating Trust Operating Expenses and Liquidating Trust Operating Reserves shall not exceed the Effective Date Trust Funding Amount. 52. “Liquidating Trust Operating Reserve” means the reserve established by the Liquidating Trustee from the Liquidating Trust Assets from time to time deemed necessary by the Liquidating Trustee to satisfy the anticipated Liquidating Trust Operating Expenses; provided that the aggregate amount Net Effective Date Cash utilized for Liquidating Trust Operating Expenses and Liquidating Trust Operating Reserves shall not exceed the Effective

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 9 53. “Liquidating Trustee” means Matthew English of Arch & Beam Global, LLC, or such other Person or Persons thereafter selected by the Debtors, with the Committee’s consent, and appointed to administer the Liquidating Trust. 54. “Mediation” has the meaning set forth in Section III.C.8 hereof. 55. “Mediation Term Sheet” means the Mediation Term Sheet dated as of July 3, 2024, by and among the Debtors, the Committee, and counsel for holders of the Convertible Notes and the Senior Unsecured Notes described in Section III.C.8 hereof. 56. “Net Effective Date Cash” means the Debtors’ net cash available on the Effective Date, after paying or reserving for administrative expense, priority and secured claims. 57. “Order” means an order or judgment of the Bankruptcy Court as entered on the Docket. 58. “Other Priority Claim” means a Claim that is entitled to priority in payment under section 507 of the Bankruptcy Code other than a Priority Tax Claim. 59. “Petition Date” means October 9, 2023. 60. “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code. 61. “Plan Supplement” shall be a Filing made no later than [ ], 2024, that shall contain, among other things, draft forms or signed copies, as the case may be, of Consolidation Compromises and any other schedules, lists, or documents that supplement or clarify aspects of this Plan and are identified as part of the Plan Supplement. 28 reimbursement of costs and expenses relating to services provided during the period from the Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 16 of 62. “Prior Plan” has the meaning set forth in Section III.C.8 hereof. 63. “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code. 64. “Professional” means any professional person employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise pursuant to an Order of the Bankruptcy Court. 65. “Professional Fee Claim” means a Claim of a Professional for compensation or

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 10 Petition Date through and including the Effective Date, or of members of a committee for reimbursement of expenses. 66. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class. 67. “Released Parties” means (a) each member of the board of directors, officers and/or managers of each of the Debtors who served on or at any time after the Petition Date, (b) Holders of Convertible Notes and their agents, including their attorneys, but only in such capacity, and (c) Holders of Senior Unsecured Notes and their agents, including their attorneys, but only in such capacity. 68. “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date. 69. “Secured” means a claim that is secured by a valid, perfected, and enforceable lien on property in which the Debtors or the Estates have an interest, which lien is valid, perfected, and enforceable under applicable law and not subject to avoidance under the Bankruptcy Code or applicable nonbankruptcy law. A Claim is a Secured Claim only to the extent of the value of the Holder’s interest in the Debtors’ interest in the collateral or to the extent of the amount subject to setoff against a Cause of Action held by the Debtors, whichever is applicable, and as determined under Bankruptcy Code section 506(a). To the extent that the value of such interest in the Debtors’ interest in the subject collateral or the amount subject to setoff against a Cause of Action held by the Debtors (as applicable) is less than the amount of the Claim which has the benefit of such security or is supported by such setoff right, such portion of the Claim is unsecured and shall be treated as an unsecured Claim unless, in any such case, the Class of which the Secured Claim is a part makes a valid and timely election in accordance with Bankruptcy Code section 1111(b) to have such Claim(s) treated as a Secured Claim to the extent Allowed. / / / 28 / / / Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 17 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 11 70. “Senior Unsecured Notes” means those certain 6.00% Senior Unsecured Notes due May 11, 2025, in the principal amount of $20.0 million, payable to SB LL Holdco, Inc., a Delaware corporation. 28 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 18 of 71. “Shift” is defined in the Introduction. 72. “Shift Technologies” is defined in the Introduction. 73. “Tax Code” means the Internal Revenue Code of 1986, as amended. 74. “Unclaimed Distribution” means a Distribution that is not claimed by a Holder of an Allowed Claim on or prior to the Unclaimed Distribution Deadline. 75. “Unclaimed Distribution Deadline” means ninety (90) days from the date the Liquidating Trustee makes a Distribution of Cash or other property under the Combined Plan and Disclosure Statement to a Holder of an Allowed Claim. 76. “Unimpaired” means any Class of Claims or Equity Interests that is not impaired within the meaning of Bankruptcy Code section 1124. 77. “Voting Deadline” has the meaning set forth in Section V.H. hereof. B. Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neutral gender shall include the masculine, feminine and neutral. Unless otherwise specified, all section, schedule or exhibit references in the Combined Plan and Disclosure Statement are to the respective section in, schedule to, or exhibit to the Combined Plan and Disclosure Statement. The words “herein,” “hereof,” “hereto,” “hereunder” and other words of similar import refer to the Combined Plan and Disclosure Statement as a whole and not to any particular section, subsection or clause contained in the Combined Plan and Disclosure Statement. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Combined Plan and Disclosure Statement. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning given to that term in the Bankruptcy Code. The headings in the Combined Plan and Disclosure

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 12 Statement are for convenience of reference only and shall not limit or otherwise affect the provisions of the Combined Plan and Disclosure Statement. 28 liquidation through these Chapter 11 Cases. That day, Shift closed its website and car Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 19 of III. BACKGROUND AND DISCLOSURES On the Petition Date, the Debtors filed voluntary petitions for relief pursuant to chapter 11 of the Bankruptcy Code, thereby initiating these Chapter 11 Cases. Since the Petition Date, the Debtors have remained in possession of their assets and have managed their businesses as Debtors in Possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. A. Background. Prior to the Petition Date, Shift was a consumer - centric omnichannel retailer for buying and selling used cars, with headquarters in San Francisco and operations in Oakland and Pomona, California. Shift invested significantly in its technology platforms, as well as focusing on finding new ways to expand through investments and mergers, in an attempt to drive growth through volume and presence. As Shift continued to expend its available cash on technology development, capital markets in early - to - mid 2023 tightened and focused on profitability over growth, making it increasingly difficult to find capital to fund growth and operations absent immediate cash returns. It became apparent that Shift would have significant difficulty continuing to invest in its ecommerce platform. After Shift brought in new management experienced in the car dealership industry in June 2023, Shift decided to pivot entirely to a dealership model focused on profitable growth. By discontinuing its ecommerce investment, Shift’s new business model became substantially less capital - intensive. By that time, however, Shift’s liquidity had deteriorated, and Shift needed capital to see the results of the significant changes made to the operations of the business (under the leadership of new management) become profitable. Shift pursued various potential sources of liquidity during this time, including the Holders of the Convertible Notes and Senior Unsecured Notes, as well as other sources of other potential debt and equity investments. Ultimately, Shift was unable to secure any source of additional capital to fund continuing operations. On October 6, 2023, Shift announced that it would begin an orderly wind down and

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 13 dealerships in Oakland and Pomona and terminated approximately 80% of its workforce. The remaining employees of Shift were those necessary to facilitate an orderly wind down of its business and liquidation of its assets. Shift filed these Chapter 11 Cases to begin an orderly wind down, using cash on hand and cash generated by the liquidation of inventory through wholesale channels to provide the necessary liquidity to support the wind down and the chapter 11 process. 28 137, 138, 139 and 145. Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 20 of B. The Chapter 11 Filing. The Debtors commenced these Chapter 11 Cases on October 9, 2023, the Petition Date. The Chapter 11 Cases. The following is a brief description of certain major events that have occurred during C. these Chapter 11 Cases. 1. First Day Filings . On the Petition Date, the Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code and sought certain “first day” relief. The same day, the Bankruptcy Court approved the joint administration of the seventeen Chapter 11 Cases for procedural purposes only. See Dkt. No. 23. The Debtors filed a series of motions seeking expedited relief to, among other things, pay certain pre - petition wages and employee - related expenses, pay certain pre - petition taxes owed, pay premiums for insurance programs, establish procedures for utility providers to seek additional adequate assurance, authorize the continued use of their cash management system, approve a stipulation with their secured lender (Ally Bank) for the use of its cash collateral, and authorize the immediate sale of substantially all of the vehicles in the Debtors’ possession through an auction process. The Bankruptcy Court held a hearing on October 11, 2023, and granted substantially all of the relief requested by the Debtors. See Dkt. Nos. 24, 39, 42, 43, 44 (on an interim basis); and Dkt. Nos. 41 and 48 (on a final basis). The Bankruptcy Court held a second hearing on November 9, 2023, to consider those motions where relief was granted on an interim basis, as well as the Debtors’ first motion to reject unexpired leases and executory contracts. The first day orders that were entered on an interim basis were granted on a final basis on substantially similar terms. See Dkt. Nos 111, 134,

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 14 2. Employment and Compensation of the Debtors’ Professionals and Advisors . The Debtors have retained various Professionals in the Chapter 11 Cases as follows: By order dated October 12, 2023, the Bankruptcy Court authorized the Debtors to retain Omni Agent Solutions, Inc. as claims and noticing agent. See Dkt. No. 47. By orders dated November 7, 2023, the Bankruptcy Court authorized the Debtors to retain (i) Keller Benvenutti Kim LLP as general bankruptcy counsel, (ii) AlixPartners, LLC as financial advisor, and (iii) Omni Agent Solutions, Inc. as administrative agent. See Dkt. Nos. 115, 116, and 117. By orders dated November 9, 2023, the Bankruptcy Court authorized the Debtors to retain as auctioneers and appraisers (i) Daniel Clar Auctioneers & Appraisers and (ii) Bendis Companies, Inc. See Dkt. Nos. 135 and 139; and by order dated December 20, 2023, the Debtors retained Hilco IP Services, LLC d/b/a Hilco Streambank as their Intellectual Property Advisor. See Dkt. No. 277. In addition, on December 21, 2023, the Court entered an order authorizing the Debtors to retain certain ordinary course professionals according to procedures described therein. See Dkt. No. 281. On February 27, 2024, the Debtors filed an application to retain Arch & Beam Global, LLC as financial advisor. See Dkt. No. 498. That application was granted by order dated March 7, 2024. Dkt. No. 525. It is anticipated that one of the firm’s principals, Matthew English, will act as the Liquidating Trustee. 3. Official Committee of Unsecured Creditors On November 7, 2023, the United States Trustee appointed the Committee, comprised of (1) Oppenheimer & Co. Inc. and (2) Ali Nazir. See Dkt. No. 118. The Committee selected Fox Rothschild LLP as its counsel on November 8, 2023, and on December 8, 2023, the Committee filed an application for an order authorizing the employment of Fox Rothschild LLP as counsel effective as of November 8, 2023 ( see Dkt. No. 242), which order was granted on December 12, 2023 (Dkt. No. 273). On February 8, 2024, the United States Trustee amended the appointment of the Committee to add Tracee L. Norfleet, Esq. on behalf of Veritas Global Protection as a committee member (Dkt. No. 434). 28 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 21 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 15 4. 28 of the vehicle inventory they held as of the Petition Date through regular auction sales in Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 22 of Claims Process and Bar Date. a. Section 341(a) Meeting of Creditors . On November 8, 2023, the United States Trustee presided over an initial Section 341(a) meeting of creditors in the Chapter 11 Cases, which meeting was continued to and concluded on December 6, 2023. b. Bar Date . The Bankruptcy Court initially fixed February 5, 2024, as the date by which Creditors had to file Proofs of Claim in these Chapter 11 Cases. Upon the Debtors’ motion, that date was extended to March 15, 2024 (Dkt. No. 436). The last day for Governmental Units to file Proofs of Claim in these Chapter 11 Cases was April 8, 2024. c. Claims Against the Debtors . There are two substantial funded debt claims against the Debtors, the Convertible Notes ($150 million principal amount outstanding), for which Shift Technologies is the sole obligor; and the Senior Unsecured Notes ($20 million principal amount outstanding), for which Shift Technologies is the obligor and seven of its downstream subsidiaries are guarantors. The Debtors believe that these two sets of obligations represent the substantial majority of the Debtors’ collective indebtedness. In addition, the Internal Revenue Service has filed a claim in excess of $1,751,397, of which over $1.5 million is alleged to have priority. The Debtors believe that this amount is substantially overstated and intend to treat this claim as Disputed. The remaining liabilities of the Debtors represent an assortment of obligations, including refunds on DMV fees, vendor obligations, and rejection damages. The nominal amount of the claims filed against the Debtors exceeds $1 billion, in large part because of multiple duplicative Claims relating to the Convertible Notes; those Claims are being reduced to a single Claim as a result of the Mediation described below. The Debtors’ best estimate of the aggregate amount of such General Unsecured Claims will be in the range of $188 million to $207 million. 5. Asset Sales . During the latter half of October 2023, the Debtors were able to sell approximately 90%

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 16 California, yielding approximately $8 million. The Debtors have sold substantially all of the remaining vehicle inventory through auction sales. The Debtors have also sold, through online auctions, equipment and personal property from their former vehicle storage and sales facilities in Oakland, California; Pomona, California; and Beaverton, Oregon; as well as at their headquarters in San Francisco, California. The total net proceeds of such sales was $560,453. Finally, the Debtors sold various intangible assets: domain names, trademarks, copyrights, and other intellectual property. An order authorizing the sale of the substantial majority of those assets issued on March 7, 2024 (Dkt. No. 527) and sales closed thereon with net proceeds (after payment of the Debtors’ agent’s fees) of approximately $2.0 million. The motion and other supporting documents and notices thereon provide additional details about the transactions. See, e.g. , Dkt. Nos. 309, 310, 366, 416, 444, and 445. The Debtors sought and obtained authority to pay administrative claims pursuant to section 503(b)(9) of the Bankruptcy Code. See Dkt. No. 142. By such authority, the Debtors have paid or propose to pay approximately $250,000 in total claims of parties who sold vehicles to the Debtors in the 20 days preceding the Petition Date. The Debtors also explored reorganizations and “going concern” sales which, among other things, might provide a merger partner or purchaser with access to the public company status of Shift Technologies or federal and state net operating loss carryforwards maintained by the Debtors. The Debtors concluded, after extensive consultation with the Committee, that any such sales were highly unlikely to be negotiated and, accordingly, ceased their efforts to pursue such transactions. 6. Litigation. The Debtors are not currently plaintiffs seeking recovery in any material amounts. The Schedules include a listing of over 250 pages of transfers that may give rise to Avoidance Actions; the Debtors have obtained a preliminary analysis of those transfers and believe that the net recovery thereon is likely to be in the range of $500,000 to $1.5 million. The Committee has sought and received a substantial number of documents relating to 28 the Debtors; the Debtors believe that the Committee is considering prospective Causes of Action Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 23 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 17 including, without limitation, Causes of Action involving the Debtors’ former directors and officers. The Committee has not reported to the Debtors whether its investigation is complete or whether it has reached any conclusions as a result of its investigation. 7. Retention Bonuses. The Debtors filed a motion seeking authority to pay retention bonuses of up to $150,000 to their non - executive employees who have been critical to the orderly wind down of the Debtors’ businesses. See Dkt. No. 258. That motion was granted in part and denied in part, such that the Debtors were permitted to provide retention bonuses to three employees in the aggregate amount of $60,000. See Dkt. No. 443. 8. Prior Plan and Mediation . On February 20, 2024, the Debtors filed the Debtors’ Combined Disclosure Statement and Joint Chapter 11 Plan dated February 20, 2024 (Dkt. No. 453) (the “ Prior Plan ”). Certain objections were filed and raised to the Prior Plan, including most notably objections to the common treatment of general unsecured creditors and the deemed consolidation of the Debtors’ Estates. Based on those objections, the Debtors and the Committee engaged in a mediation (the “ Mediation ”) with representatives of the Holders of the Convertible Notes and the Senior Unsecured Notes before the Honorable Dennis Montali, United States Bankruptcy Judge. The mediation was successful, and the terms are described in detail in the Mediation Term Sheet. Certain of the substantive modifications to the Prior Plan contained in this Combined Plan and Disclosure Statement represent compromises agreed to in the Mediation. D. Certain Income Tax Consequences. The following discussion is a summary of certain income tax consequences of the Combined Plan and Disclosure Statement to Holders of Claims. This discussion is based on the Tax Code, Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the IRS, all as in effect on the date hereof. Due to the complexity of certain aspects of the Combined Plan and Disclosure Statement, the lack of applicable legal precedent, the possibility of changes in the law, the differences in the 28 nature of the Claims, and each Holder’s status and method of accounting and the potential for Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 24 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 18 disputes as to legal and factual matters with the IRS, the tax consequences described herein are uncertain. No legal opinions have been requested from counsel with respect to any of the tax aspects of the Combined Plan and Disclosure Statement and no rulings have been or will be requested from the IRS with respect to any of the issues discussed below. Further, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, that could affect the accuracy of the statements and conclusions set forth below as well as the tax consequences to the Holders of Claims. This discussion does not purport to address all aspects of income taxation that may be relevant to the Debtors or the Holders of Claims or Equity Interests in light of their personal circumstances, nor does the discussion deal with tax issues with respect to taxpayers subject to special treatment under the income tax laws (including, for example, insurance companies, financial institutions, real estate investment trusts, tax - exempt organizations, small business investment companies, regulated investment companies, foreign taxpayers, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, and persons holding Claims or Equity Interests as part of a “straddle,” “hedge,” “constructive sale” or “conversion transaction” with other investments). This discussion does not address the tax consequences to Holders of Claims who did not acquire such Claims at the issue price on original issue. No aspect of foreign, state, local or estate and gift taxation is addressed. Each Holder of a Claim or Equity Interest is urged to consult with such Holder’s tax advisors concerning the federal, state, local, foreign and other tax consequences of the Combined Plan and Disclosure Statement. 1. Tax Consequences to Creditors. Generally, a Holder of a Claim should in most, but not all, circumstances recognize gain or loss equal to the difference between the “amount realized” by such Holder in exchange for its Claim and such Holder’s adjusted tax basis in the Claim. The “amount realized” is equal to the sum of the Cash and the fair market value of any other consideration received under a plan of reorganization in respect of a Holder’s Claim. The tax basis of a Holder in a Claim will 28 generally be equal to the Holder’s cost. To the extent applicable, the character of any recognized Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 25 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 19 gain or loss ( e.g ., ordinary income, or short - term or long - term capital gain or loss) will depend upon the status of the Holder, the nature of the Holder’s Claim in the Holder’s hands, the purpose and circumstances of its acquisition, the Holder’s holding period of the Claim, and the extent to which the Holder previously claimed a deduction for the worthlessness of all or a portion of the Claim. Generally, if the Claim is a capital asset in the Holder’s hands, any gain or loss realized generally will be characterized as capital gain or loss and will constitute long - term capital gain or loss if the Holder has held such Claim for more than one year. A Holder who received Cash (or potentially other consideration) in satisfaction of its Claim may recognize ordinary income or loss to the extent that any portion of such consideration is characterized as accrued interest. A Holder that did not previously include in income accrued but unpaid interest attributable to its Claim, and that receives a distribution on account of its Claim pursuant to the Combined Plan and Disclosure Statement, will be treated as having received interest income to the extent that any consideration received is characterized for income tax purposes as interest, regardless of whether such Holder realizes an overall gain or loss as a result of surrendering its Claim. A Holder that previously included in its income accrued but unpaid interest attributable to its Claim should recognize an ordinary loss to the extent that such accrued but unpaid interest is not satisfied, regardless of whether such Holder realizes an overall gain or loss as a result of the distribution it may receive under the Combined Plan and Disclosure Statement on account of its Claim. 2. Importance of Obtaining Professional Tax Assistance. The foregoing discussion is intended only as a summary of certain income tax consequences of the Combined Plan and Disclosure Statement. The above discussion is for informational purposes only and is not tax advice. The tax consequences are in many cases uncertain and may vary depending on a Claim Holder’s particular circumstances. Accordingly, Claim Holders are urged to consult their tax advisors about the federal, state and local, and applicable foreign income and other tax consequences of the Combined Plan and Disclosure Statement. 28 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 26 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 20 E. Certain Risk Factors to Be Considered. Prior to voting on the Combined Plan and Disclosure Statement, each holder of a Claim entitled to vote should consider the risk factors described below, as well as all of the information contained in this Combined Plan and Disclosure Statement, including the exhibits hereto. These risk factors should not, however, be regarded as constituting the only risks involved in connection with the Combined Plan and Disclosure Statement and its implementation. 1. Risk of Non - Confirmation of Combined Plan and Disclosure Statement. Although the Debtors believe the Combined Plan and Disclosure Statement will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications to the Combined Plan and Disclosure Statement will not be required for confirmation or that such modifications would not necessitate a re - solicitation of votes. In particular, there may be issues raised by the Debtors’ proposal for the deemed consolidation of their Estates, as discussed below. 2. Delays of Confirmation and/or Effective Date. Any delay in confirmation and effectiveness of the Combined Plan and Disclosure Statement could result in, among other things, increased Administrative Expense Claims. These or any other negative effects of delays in confirmation or effectiveness of the Combined Plan and Disclosure Statement could render approval of the Combined Plan and Disclosure Statement by the Bankruptcy Court impossible. 3. Alternative Plan or Conversion. If the Combined Plan and Disclosure Statement cannot be confirmed, it is unclear whether the Debtors would remain in control of the Chapter 11 Cases or whether the Chapter 11 Cases would be converted to cases under Chapter 7 of the Bankruptcy Code. It is also possible that the Debtors or any other party in interest would attempt to formulate a different plan. In all cases, however, the additional Administrative Expense Claims that would be incurred would be significant. Accordingly, the Debtors believe that the Combined Plan and Disclosure Statement 28 enables creditors to realize the best return under the circumstances. Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 27 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 21 IV. SUMMARY OF DEBTORS’ ASSETS; SUMMARY OF TREATMENT OF CLAIMS AND ESTIMATED RECOVERIES A. Summary of Assets and Estimated Recoveries by Class. The chart included in Exhibit A attached hereto provides a summary of the Debtors’ 28 and resolved herein. The Debtors believe such amount would exceed the amount of expenses Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 28 of assets, the estimated value of such assets, and the realized value of such assets that are available to the Debtors and the Liquidating Trust. It also provides a summary of treatment of each Class of Claims (other than Administrative Expense Claims, Professional Fee Claims, and Priority Tax Claims) and an estimate of the recoveries of each class. The treatment provided in this chart is for information purposes only and is qualified in its entirety by Sections VI through VIII of the Combined Plan and Disclosure Statement. B. Liquidation under Chapter 7 of the Bankruptcy Code. The Debtors, with the assistance of their financial advisors, have prepared the Liquidation Analysis included in Exhibit A hereto for the purpose of evaluating whether the Combined Plan and Disclosure Statement meets the best interests test under section 1129(a)(7) of the Bankruptcy Code. The Liquidation Analysis has been prepared assuming the Debtors’ current Chapter 11 Cases converted to Chapter 7 cases under the Bankruptcy Code and the assets of the Estates were liquidated. A Chapter 7 trustee would be appointed or elected to commence the liquidation of those assets. Because the Plan is a liquidating plan, the “liquidation value” in the hypothetical chapter 7 liquidation analysis for purposes of the “best interests” test is substantially similar to the estimates of the results of the chapter 11 liquidation contemplated by the Plan. However, there would be additional costs, expenses, and delays that the Estates would incur as a result of liquidating the Estates in a chapter 7 case. The Debtors believe that creditors will receive Distributions faster and in greater amounts than any chapter 7 liquidation. The costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee and the costs of counsel and other professionals retained by the trustee; as well as expenses associated with addressing the deemed consolidation issues described below

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 22 that would be incurred in implementing the Plan and winding up the affairs of the Debtors. Conversion to chapter 7 also would likely delay the liquidation process and ultimately Distributions to Holders of Allowed Claims. The Estates would also be obligated to pay all unpaid expenses incurred by the Debtors during the Chapter 11 Cases (such as compensation for Professionals) that are allowed in the chapter 7 cases. V. CONFIRMATION AND VOTING PROCEDURES A. Confirmation Hearing. A hearing before the Honorable Hannah Blumenstiel, United States Bankruptcy Judge, has been scheduled for [ ], 2024, at 10:00 a.m. (Pacific Time), at the United States Bankruptcy Court via video or teleconference to consider (i) final approval of the Combined Plan and Disclosure Statement as providing adequate information pursuant to section 1125 of the Bankruptcy Code and (ii) confirmation of the Combined Plan and Disclosure Statement pursuant to section 1129 of the Bankruptcy Code. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing. B. Procedure for Objections. Any objection to approval or confirmation of the Combined Plan and Disclosure Statement must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim held by the objector. Any such objection must be filed with the Bankruptcy Court by [ ], 2024. If an objection is not timely filed, 28 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 29 of it may not be considered by the Bankruptcy Court. C. Requirements for Confirmation. The Bankruptcy Court will confirm the Combined Plan and Disclosure Statement only if it meets all the applicable requirements of section 1129 of the Bankruptcy Code. Among the requirements for confirmation in these Chapter 11 Cases is that the Combined Plan and Disclosure Statement be: (i) accepted by all impaired classes of Claims and Equity Interests or, if rejected by an impaired class, that the Combined Plan and Disclosure Statement “does not

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 23 discriminate unfairly” against and is “fair and equitable” with respect to such class; and (ii) feasible. The Bankruptcy Court must also find that: 1. The Combined Plan and Disclosure Statement has classified Claims and Equity Interests in a permissible manner; 2. The Combined Plan and Disclosure Statement complies with the technical requirements of Chapter 11 of the Bankruptcy Code; and 3. The Combined Plan and Disclosure Statement has been proposed in good faith. D. Classification of Claims and Equity Interests. Section 1122 of the Bankruptcy Code requires the Combined Plan and Disclosure Statement to place a claim or equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The Combined Plan and Disclosure Statement creates separate classes to deal respectively with Secured Claims, Other Priority Claims, General Unsecured Claims, Intercompany Claims, and Equity Interests. The Debtors believe that the Combined Plan and Disclosure Statement’s classifications place substantially similar claims or equity interests in the same class and thus, meet the requirements of section 1122 of the Bankruptcy Code. E. Impaired Claims or Equity Interests. Pursuant to section 1126 of the Bankruptcy Code, only the Holders of Claims or Equity Interests in Classes “Impaired” by the Combined Plan and Disclosure Statement and receiving a payment or Distribution under the Combined Plan and Disclosure Statement ( i.e. , Classes 3A, 3B, 3C and 3D) may vote on the Combined Plan and Disclosure Statement. Pursuant to section 1124 of the Bankruptcy Code, a Class of Claims may be “Impaired” if the Combined Plan and Disclosure Statement alters the legal, equitable or contractual rights of the Holders of such Claims or Equity Interests treated in such Class. Holders of Claims or Equity Interests not Impaired by the Combined Plan and Disclosure Statement are conclusively presumed to accept the Combined Plan and Disclosure Statement and do not have the right to vote on the Combined Plan and Disclosure Statement. Holders of Claims or Equity Interests in any Class that will not 28 receive any payment or Distribution or retain any property pursuant to the Combined Plan and Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 30 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 24 Disclosure Statement are deemed to reject the Combined Plan and Disclosure Statement and do not have the right to vote. 28 (ii) physically, by mail or by overnight delivery. The Balloting Agent must receive such ballots Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 31 of F. Eligibility to Vote on the Combined Plan and Disclosure Statement. Unless otherwise ordered by the Bankruptcy Court, only Holders of Allowed Claims in Classes 3A, 3B, 3C and 3D may vote on the Combined Plan and Disclosure Statement. In order to vote on the Combined Plan and Disclosure Statement, you must hold a Claim in Class 3A, 3B, 3C or 3D and have timely filed a proof of Claim or have a Claim that is identified on the Schedules that is not listed as disputed, unliquidated or contingent, or be the holder of a Claim that has been temporarily Allowed for voting purposes only under Bankruptcy Rule 3018(a). G. Solicitation Notice. All parties in interest should have received a notice containing (a) notice of the Confirmation Hearing; (b) the email address, ShiftInquiries@omniagnt.com, at which parties in interest may request copies of the Combined Plan and Disclosure Statement, ballot, and related documents; and (c) a telephone number, 888 - 505 - 9433 (toll free) for U.S. and Canada - based parties (+1 (747) 204 - 5943 for International parties) through which parties in interest can request paper copies of the Combined Plan and Disclosure Statement, ballot, and related documents. To ensure your vote is counted, if you are entitled to vote, you must complete your ballot by (i) indicating your decision either to accept or reject the Combined Plan and Disclosure Statement in the boxes provided on the ballot, and (ii) signing and returning the ballot to the physical address and/or email address set forth on the ballot and below. H. Procedure/Voting Deadlines. In order for your ballot to count, you must either complete, date, sign and properly deliver a ballot to the Balloting Agent at the following address: Shift Technologies, Inc. Ballot Processing c/o Omni Agent Solutions 5955 De Soto Ave., Suite 100 Woodland Hills, CA 91367 Email: ShiftBallots@OmniAgnt.com Ballots may be submitted (i) electronically in portable document format, or “.pdf”, or

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 25 on or before [ ], 2024 (the “ Voting Deadline ”). Except as otherwise ordered by the 28 6. any unsigned ballot; or Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 32 of Bankruptcy Court, you may not change your vote once a ballot is delivered. Any ballot that is timely submitted electronically or received physically, that contains sufficient information to permit the identification of the claimant and that is cast as an acceptance or rejection of the Combined Plan and Disclosure Statement will be counted and will be deemed to be cast as an acceptance or rejection, as the case may be, of the Plan. Ballots for the same or substantially similar Claims asserted against different Debtors ( e.g ., claims against a primary obligor Debtor and a guarantor Debtor), which shall be consolidated ( see Section IX.C below) and treated as a single ballot for voting purposes, such that the remaining ballots may not be counted. The following ballots will be noted and disclosed to the Bankruptcy Court; the Debtors reserve their rights to assert that they should not be considered in determining whether the Combined Plan and Disclosure Statement has been accepted or rejected: 1. any ballot submitted electronically or received physically after the Voting Deadline, unless the Court grants an extension of the Voting Deadline with respect to such ballot; 2. any ballot that is illegible or contains insufficient information to permit the identification of the claimant; 3. any ballot cast by a Person or Entity that does not hold a Claim in a class that is entitled to vote to accept or reject the Combined Plan and Disclosure Statement; 4. any ballot cast for a Claim designated as unliquidated, contingent or disputed or as zero or unknown in amount and for which no motion pursuant to Bankruptcy Rule 3018(a) has been filed by the deadline fixed by the Bankruptcy Court and contained in the notice of the hearing on the Combined Plan and Disclosure Statement; 5. any ballot timely received that is cast in a manner that indicates neither acceptance nor rejection of the Combined Plan and Disclosure Statement or that indicates both acceptance and rejection of the Combined Plan and Disclosure Statement;

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 26 7. 28 installment payments in Cash over a period not exceeding five (5) years after the Petition Date, Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 33 of any ballot submitted by an Entity other than the claimant or its agent of record. Acceptance of the Combined Plan and Disclosure Statement. I. In order for the Combined Plan and Disclosure Statement to be accepted by an impaired Class of Claims, a majority in number ( i.e ., more than half) and two - thirds in dollar amount of the Claims voting (of each Impaired Class of Claims) must vote to accept the Combined Plan and Disclosure Statement. At least one impaired Class of Creditors, excluding the votes of insiders, must actually vote to accept the Combined Plan and Disclosure Statement. The Debtors urge that you vote to accept the Combined Plan and Disclosure Statement. You are urged to complete, date, sign and promptly mail the ballot attached to the notice. Please be sure to complete the ballot properly and legibly identify the exact amount of your Claim and the name of the creditor. VI. TREATMENT OF UNCLASSIFIED CLAIMS A. Administrative Expense Claims. Except to the extent that any Entity entitled to payment of an Allowed Administrative Expense Claim agrees to a different treatment, each Holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the Effective Date or seven (7) Business Days after the entry of a Final Order Allowing such Administrative Expense Claim, or as soon thereafter as is practicable. B. Professional Fee Claims. Except to the extent that any Entity entitled to payment of a Professional Fee Claim agrees to a different treatment, each Holder of a Professional Fee Claim shall receive Cash in an amount equal to such Professional Fee Claim on the Effective Date or within seven (7) Business Days after the entry of a Final Order Allowing such Professional Expense Claim. C. Priority Tax Claims. Each Holder of an Allowed Priority Tax Claim, if any, shall receive in full satisfaction of such Allowed Priority Tax Claim (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim on the later of the Effective Date and thirty (30) calendar days following the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim; (b) in regular

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 27 plus interest on the unpaid portion thereof at the rate determined under applicable nonbankruptcy law as of the calendar month in which the Effective Date occurs (provided that such election shall be without prejudice to the right to prepay any such Allowed Priority Tax Claim in full or in part without penalty); or (c) such other treatment as to which the Holder of an Allowed Priority Tax Claim and the Liquidating Trustee shall have agreed upon in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to this Combined Plan and Disclosure Statement and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors, their Estates, or the Liquidating Trust. D. Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, to the extent unpaid through the Effective Date, shall be paid in Cash within seven (7) Business Days after the Effective Date. From and after the Effective Date through the closing of the Chapter 11 Cases, all fees payable pursuant to section 1930 of title 28 of the United States Code, plus any interest under 37 U.S.C. † 3717, shall be paid by the Debtors or the Liquidating Trustee. The funding of the Liquidating Trust with the Liquidating Trust Assets shall be treated as the sole distribution from the Estates for purposes of the payment of such fees (and subsequent Distributions from the Liquidating Trust to Holders of Claims shall not be used to calculate fees payable thereunder), and such fees shall be calculated based on the aggregate value of all assets delivered to the Liquidating Trust. For the avoidance of doubt, (i) quarterly fees payable to the United States Trustee are not subject to an allowance procedure under 11 U.S.C. † 503(b), and (ii) the United States Trustee does not need to file a request for payment of Quarterly Fees (by the Administrative Expense Claims Bar Date or otherwise). / / / / / / / / / 28 / / / Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 34 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 VII. 28 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 35 of CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS Certain Claims and Equity Interests are classified for all purposes, including voting, confirmation and distribution pursuant to the Combined Plan and Disclosure Statement, as follows: Not Entitled to Vote Unimpaired (Unclassified) – Administrative Expense Claims Not Entitled to Vote Unimpaired (Unclassified) – Professional Fee Claims Not Entitled to Vote Unimpaired (Unclassified) – Priority Tax Claims Not Entitled to Vote Unimpaired Class 1 – Secured Claims Not Entitled to Vote Unimpaired Class 2 – Other Priority Claims Entitled to Vote Impaired Class 3A – General Unsecured Claims (Holdco) Entitled to Vote Impaired Class 3B – General Unsecured Claims (Operating Companies) Entitled to Vote Impaired Class 3C – General Unsecured Claims (Holdco Convenience) Entitled to Vote Impaired Class 3D – General Unsecured Claims (Operating Companies Convenience) Not Entitled to Vote Impaired Class 4 – Intercompany Claims Not Entitled to Vote Impaired Class 5 – Equity Interests Details regarding the Debtors’ estimates of the amount of Claims or Equity Interests in each class are set forth in Exhibit A hereto. VIII. TREATMENT OF CLAIMS AND EQUITY INTERESTS A. Treatment of Claims. 1. Class 1 — Secured Claims a. b. Classification. Class 1 consists of Secured Claims against the Debtors. Impairment and Voting. Class 1 is Unimpaired by the Combined Plan and Disclosure Statement. Holders of Class 1 Claims are conclusively presumed to have accepted the Combined Plan and Disclosure Statement and, therefore, are

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 29 not entitled to vote to accept or reject the Combined Plan and Disclosure Statement. c. Treatment. Holders of Allowed Class 1 Claims shall maintain their legal, equitable, and contractual rights, which shall be unaltered by this Combined Plan and Disclosure Statement. Notwithstanding deemed consolidation of the Debtors and vesting of the Liquidating Trust Assets in the Liquidating Trust, liens of the Holders of Allowed Class 1 Claims will continue to attach to their respective assets, provided that all such Claims shall remain subject to any and all defenses, counterclaims, and setoff or recoupment rights with respect thereto. Alternatively, the Debtors may pay a Class 1 Claim in full in Cash on the later of the Effective Date or seven (7) Business Days after such Class 1 Claim is Allowed, or as soon thereafter as is practicable. Class 2 — Other Priority Claims a. Classification. Class 2 consists of Other Priority Claims against the Debtors. b. Impairment and Voting. Class 2 is Unimpaired by the Combined Plan and Disclosure Statement. Holders of Class 2 Claims are conclusively presumed to have accepted the Combined Plan and Disclosure Statement and, therefore, are not entitled to vote to accept or reject the Combined Plan and Disclosure Statement. c. Treatment. Holders of Allowed Class 2 Claims shall receive payment in full in Cash on the later of the Effective Date or seven (7) Business Days after such Class 1 Claim is Allowed, or as soon thereafter as is practicable. Class 3A — General Unsecured Claims (Holdco) a. Classification. Class 3A consists of all General Unsecured Claims against the Debtors’ parent company, Shift Technologies, that are not Class 3C Claims. 28 / / / Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 36 of 2. 3. / / /

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 30 b. Impairment and Voting. Class 3A is Impaired by the Combined Plan and Disclosure Statement. Holders of the Class 3A Claims are entitled to vote to accept or reject the Combined Plan and Disclosure Statement. c. Treatment. Each Holder of Allowed General Unsecured Claim in Class 3A shall receive, in full satisfaction, settlement, and release of and in exchange for such Allowed General Unsecured Claim, on, or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) the date on which a General Unsecured Claim becomes Allowed and payable pursuant to and as specified by an order of the Bankruptcy Court, a Pro Rata Class A beneficial interest in the Liquidating Trust and Distributions therefrom, after all other payments required as of the Effective Date have been made and the Liquidating Trust Operating Reserve has been funded, as follows: 28 which a General Unsecured Claim becomes Allowed and payable pursuant to and Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 37 of iii. i. Avoidance Actions: 55% of net proceeds; ii. Causes of Action (other than Avoidance Actions): 85% of net proceeds; and Net Effective Date Cash and other proceeds: 15%. 4. Class 3B — General Unsecured Claims (Operating Companies) a. Classification. Class 3B consists of all General Unsecured Claims against any Debtor other than the Debtors’ parent company, Shift Technologies, that are not Class 3C Claims. b. Impairment and Voting. Class 3B is Impaired by the Combined Plan and Disclosure Statement. Holders of the Class 3B Claims are entitled to vote to accept or reject the Combined Plan and Disclosure Statement. c. Treatment. Each Holder of Allowed General Unsecured Claim in Class 3B shall receive, in full satisfaction, settlement, and release of and in exchange for such Allowed General Unsecured Claim, on, or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) the date on

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 31 as specified by an order of the Bankruptcy Court, a Pro Rata Class B beneficial interest in the Liquidating Trust and Distributions therefrom, after all other payments required as of the Effective Date have been made and the Liquidating Trust Operating Reserve has been funded, as follows: 28 (if over $2,000) to $2,000. Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 38 of iii. i. Avoidance Actions: 45% of net proceeds; ii. Causes of Action (other than Avoidance Actions): 15% of net proceeds; and Net Effective Date Cash and other proceeds: 85%. 5. Class 3C — General Unsecured Claims (Holdco Convenience) a. Classification. Class 3C consists of all General Unsecured Claims against the Debtors’ parent company, Shift Technologies, in an amount equal to or less than $30,000, or that elects to voluntarily reduce its Claim (if over $30,000) to $30,000. b. Impairment and Voting. Class 3C is Impaired by the Combined Plan and Disclosure Statement. Holders of the Class 3C Claims are entitled to vote to accept or reject the Combined Plan and Disclosure Statement. c. Treatment. Each Holder of Allowed General Unsecured Claim in Class 3C shall receive, in full satisfaction, settlement, and release of and in exchange for such Allowed General Unsecured Claim, on, or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) the date on which a General Unsecured Claim becomes Allowed and payable pursuant to and as specified by an order of the Bankruptcy Court, a payment in Cash equal to 0.6% of the Allowed General Unsecured Claim in Class 3C. Class 3D — General Unsecured Claims (Operating Companies’ Convenience) a. Classification. Class 3D consists of all General Unsecured Claims against any Debtor other than the Debtors’ parent company, Shift Technologies, in an amount equal to or less than $2,000, or that elects to voluntarily reduce its Claim 6.

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 32 b. Impairment and Voting. Class 3D is Impaired by the Combined Plan and Disclosure Statement. Holders of the Class 3D Claims are entitled to vote to accept or reject the Combined Plan and Disclosure Statement. c. Treatment. Each Holder of Allowed General Unsecured Claim in Class 3D shall receive, in full satisfaction, settlement, and release of and in exchange for such Allowed General Unsecured Claim, on, or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) the date on which a General Unsecured Claim becomes Allowed and payable pursuant to and as specified by an order of the Bankruptcy Court, a payment in Cash equal to 7.25% of the Allowed General Unsecured Claim in Class 3D. Class 4 — Intercompany Claims 28 entitled to vote to accept or reject the Combined Plan and Disclosure Statement. Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 39 of 7. a. b. Classification. Class 4 consists of all Intercompany Claims. Impairment and Voting. Class 4 is Impaired by the Combined Plan and Disclosure Statement. Holders of the Class 4 Claims are deemed to have rejected the Combined Plan and Disclosure Statement and, therefore, are not entitled to vote to accept or reject the Combined Plan and Disclosure Statement. c. Treatment. As of the Effective Date, all Intercompany Claims shall be deemed void, cancelled, and of no further force and effect. On and after the Effective Date, Holders of Intercompany Claims shall not be entitled to, and shall not receive or retain any property or interest in property under the Plan on account of such Intercompany Claims. Class 4 is deemed to have rejected the Plan and, therefore, Holders of Intercompany Claims are not entitled to vote on the Plan. Class 5 — Equity Interests 8. a. b. Classification. Class 5 consists of all Equity Interests. Impairment and Voting. Class 5 is Impaired by the Combined Plan and Disclosure Statement. Holders of the Class 5 Equity Interests are deemed to have rejected the Combined Plan and Disclosure Statement and, therefore, are not

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 33 c. Treatment. As of the Effective Date, all Equity Interests shall be deemed void, cancelled, and of no further force and effect. On and after the Effective Date, Holders of Equity Interests shall not be entitled to, and shall not receive or retain any property or interest in property under the Plan on account of such Equity Interests. Class 5 is deemed to have rejected the Plan and, therefore, Holders of Equity Interests are not entitled to vote on the Plan. B. Modification of Treatment of Claims and Equity Interests. The Debtors reserve the right to modify the treatment of any Allowed Claim in any manner adverse only to the Holder of such Claim at any time after the Effective Date upon the consent of the Holder of the Claim whose Allowed Claim, as the case may be, is being adversely affected. 28 continue to consult with or employ the Debtors’ former directors, officers, managers, and Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 40 of IX. IMPLEMENTATION OF THE COMBINED PLAN AND DISCLOSURE STATEMENT A. Implementation of the Combined Plan and Disclosure Statement. The Combined Plan and Disclosure Statement will be implemented by various acts and transactions as set forth in the Combined Plan and Disclosure Statement, including, among other things, the establishment of the Liquidating Trust, the appointment of the Liquidating Trustee, and the making of Distributions by the Liquidating Trustee. B. Streamlining the Debtors’ Corporate Affairs. 1. Debtors’ Existing Directors, Officers, and Managers . On the Effective Date, each of the Debtors’ existing directors, officers, and managers shall be terminated automatically without the need for any corporate action and without the need for any corporate or limited liability company filings, and they shall have no ongoing rights against or obligations to the Debtors or the Estates, including under any applicable prepetition agreements (all of which will be deemed rejected). On the Effective Date, the Liquidating Trustee shall succeed to all such powers as would have been applicable to the Debtors’ directors, officers, and managers for assets in the Liquidating Trust, respectively; provided, however , that such Liquidating Trustee may

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 34 employees to the extent required to discharge its obligations, e.g ., to comply with applicable law or contractual provisions regarding the Debtors. 2. Dissolution of the Debtors; No Discharge . On the Effective Date, each of the Debtors will be dissolved automatically without the need for any further corporate action, without the need for any corporate or limited liability company filings, and without the need for any other or further actions to be taken by or on behalf of such dissolving Debtor or any other Person or any payments to be made in connection therewith; provided, however , that the Liquidating Trust may in its discretion file any certificates of cancellation or dissolution as may be appropriate in connection with dissolution of any Debtors. Consistent with Section 1141(d) of the Bankruptcy Code, the Debtors will not receive a discharge and nothing in this Combined Plan and Disclosure Statement or in the Confirmation Order shall provide otherwise. 3. Corporate Documents and Corporate Authority . On the Effective Date, the certificates of incorporation, bylaws, operating agreements, and articles of organization, as applicable, of all the Debtors shall be deemed amended to the extent necessary to carry out the provisions of the Combined Plan and Disclosure Statement. The entry of the Confirmation Order shall constitute authorization for the Debtors and the Liquidating Trustee to take or cause to be taken all actions necessary or appropriate to implement all provisions of, and to consummate, the Combined Plan and Disclosure Statement prior to, on, and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act, or action under any applicable law, order, rule, or regulation. B. Deemed Consolidation. 1. Request for Deemed Consolidation and Issues Relating Thereto . Deemed consolidation, as proposed in this Combined Plan and Disclosure Statement, treats each of the Debtors as a single economic unit. Accordingly, all of their assets will be consolidated and held by the Liquidating Trust as Liquidating Trust Assets and all of their liabilities will be consolidated into beneficial interests in the Liquidating Trust. The Debtors submit that deemed 28 consolidation is appropriate in the Chapter 11 Cases because (a) corporate formalities among the Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 41 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 35 operating entities were not generally observed, (b) cash held among the Debtor entities was consolidated into a small number of accounts and inter - entity transfers generally were not documented or, if documented, were documented only as journal entries, (c) common expenses among the various Debtors were not allocated, and (d) the Debtors were centrally managed such that treatment of the operating companies’ various business lines were not always strictly contained within the operating company. The benefit of deemed consolidation is that the Debtors will not incur the very significant costs associated with attempting to forensically determine the assets and liabilities of each of the Debtors, which undertaking would not be guaranteed to yield reliable results. Further, as discussed in the Consolidation Compromises subsection below, to the extent that any particular creditor or constituency is aggrieved by this proposed forensic allocation of assets and liabilities on a consolidated basis, the costs of litigating those questions could consume a material portion of the assets that are or will be available for Distribution. Issues surrounding the foregoing were raised in connection with the filing of the Prior Plan and the Mediation that followed thereon. At the Mediation, the Debtors provided additional information to the participants regarding the grounds for its request for consolidation. Subject to the changes to the Prior Plan that are set forth herein, the parties to the Mediation agreed to support this Combined Plan and Disclosure Statement and the consolidation proposed herein, all as more fully set forth in the Mediation Term Sheet. The Combined Plan and Disclosure Statement shall be deemed to be a motion requesting that the Bankruptcy Court approve the deemed consolidation contemplated by the Combined Plan and Disclosure Statement. Unless an objection to the proposed deemed consolidation is made in writing by a Creditor purportedly affected by such deemed consolidation on or before the deadline to object to confirmation of the Combined Plan and Disclosure Statement, or such other date as may be fixed by the Bankruptcy Court, the deemed consolidation contemplated by the Combined Plan and Disclosure Statement may be approved by the Bankruptcy Court at the Confirmation Hearing. In the event any such objections are timely filed, a hearing with respect 28 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 42 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 36 thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, be the Confirmation Hearing. 2. Legal Effect of Deemed Consolidation . Entry of the Confirmation Order shall constitute the approval, pursuant to Bankruptcy Code sections 105(a), 541, 1123, and 1129, of the deemed consolidation of all of the Debtors as of the Effective Date. Notwithstanding such deemed consolidation, however, fees payable pursuant to 28 U.S.C. † 1930 shall be due and payable by each individual Debtor through the Effective Date. In connection with the deemed consolidation of the Debtors, all assets of the Debtors shall be consolidated in and shall be held by the Liquidating Trust. All Claims asserted against the Debtors shall constitute Claims against the Liquidating Trust. All Intercompany Claims shall be cancelled and shall not receive any Distribution under the Plan. In connection with the deemed consolidation of the Debtors, where two or more identical Claims, or duplicative Claims arising from the same contract or set of facts, have been asserted by the same entity against different Debtors, such Claims will be deemed to be a single Claim as of the Effective Date and treated as a single Class 3B Claim, in the greatest amount asserted among such Claims, unless (a) the Holder of such Claims elects to have them treated as a single Class 3A Claim by written notice to the Debtors delivered on or before the Voting Deadline, or (b) the Debtors or the Liquidating Trustee files an objection within the Objection Deadline asserting that such Claims are only valid as against Shift Technologies, the parent company, and therefore must be treated as a Claim in Class 3A. The deemed consolidation effected pursuant to the Combined Plan and Disclosure Statement shall not affect, without limitation, (i) the Debtors’ or the Liquidating Trust’s defenses to any Claim or Cause of Action, including the ability to assert any counterclaim; (ii) the Debtors’ or the Liquidating Trust’s setoff or recoupment rights; (iii) requirements for any third party to establish mutuality with respect to a particular Debtor prior to deemed consolidation in order to assert a right of setoff against the Debtors or the Liquidating Trust; or (iv) Distributions to the Debtors, the Estates, or the Liquidating Trust out of any insurance policies or proceeds of 28 such policies ( provided , however, that the Liquidating Trust’s rights against an insurance policy Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 43 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 37 shall survive to the extent that the Liquidating Trust has claims against such policy arising from Causes of Action it retains). If deemed consolidation is challenged, the Debtors intend to present evidence that consolidation of the Debtors is appropriate under the circumstances of the Chapter 11 Cases. The evidence would support the grounds for consolidation discussed above at Section IX.C.1. The Debtors believe that Holders of Claims in Classes 3A, 3B, 3C, and 3D are likely to receive more under the Combined Plan and Disclosure Statement than had the Debtors not been deemed consolidated. 3. Consolidation Compromises . The Combined Plan and Disclosure Statement, and deemed consolidation, brings significant benefits by reducing costs associated with attempting to administer Claims and make Distributions on a Debtor - by - Debtor basis. Certain creditors, however, may wish to challenge or negotiate their treatment under the Combined Plan and Disclosure Statement. Thus, for instance, holders of General Unsecured Claims against more than one Debtor ( e.g. , parties that have a claim against Shift Operations, LLC and a guaranty from Shift Platform, Inc. on the same obligation) may object that they have a right to assert two separate claims against discrete Debtors and oppose having those claims consolidated into a single Claim. Similarly, there may be Holders of General Unsecured Claims against one of the Debtors that believe that, if deemed consolidation were not ordered, they would receive a greater distribution from the Debtor against which such Holder has a Claim. If and to the extent that holders of Claims object to their treatment under the Combined Plan and Disclosure Statement as a result of deemed consolidation, the Debtors reserve the right to negotiate and document compromises with such holders (hereafter, “ Consolidation Compromises ”). Such compromises will be noticed as separate motions before the Bankruptcy Court or included in the Plan Supplement. The Debtors’ estimates of recoveries on the Combined Plan and Disclosure Statement have taken into account the possibility of such compromises and, if the Debtors believe that creditors’ recoveries will remain in the estimated ranges, the Debtors do not intend to resolicit votes on the Combined Plan and Disclosure 28 Statement. Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 44 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 38 As a result of the Mediation, as more fully set forth in the Mediation Term Sheet the following Consolidation Compromises have been agreed: Holders of the Convertible Notes shall have one Allowed Claim in Class 3A in the amount of $152,869,791.67 only (and no Claim in Class 3B) and all other Claims asserted by Holders of Convertible Notes shall be disallowed; and the Holder of the Senior Unsecured Notes shall have one Allowed Claim in Class 3A in the amount of $6,190,202.40 (30% of their filed claim) and one Allowed Claim in Class 3B in the amount of $14,443,805.60 (70% of their filed claim), and all other Claims asserted by the Holder of the Senior Unsecured Notes shall be disallowed. 4. Reservation of Rights . If the Bankruptcy Court determines that consolidation of one of the Debtors is not appropriate, then the Debtors may request that the Bankruptcy Court otherwise confirm the Plan and approve the treatment of and Distributions to the different Classes under the Plan on an adjusted, Debtor - by - Debtor basis. Furthermore, the Debtors reserve their rights to seek confirmation of the Plan without implementing the consolidation of any given Debtor, and to request that the Bankruptcy Court approve the treatment of and Distributions to any given Class under the Plan on an adjusted, Debtor - by - Debtor basis. Such request may include that the Bankruptcy Court confirm an amended version of this Plan with respect to only one Debtor at the Confirmation Hearing, without the need to resolicit votes for or against the amended version of the Plan. D. Exemption from Certain Transfer Taxes . Pursuant to Bankruptcy Code section 1146(a), any transfers from any of the Debtors to any Liquidating Trust pursuant to this Plan, shall not be subject to any stamp tax or similar tax, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any applicable instruments or documents without the payment of any such tax or governmental assessment. / / / / / / 28 / / / Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 45 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 39 E . Creditors’ Committee . On the Effective Date, the Committee will be deemed dissolved and cease to exist . The dissolution of the Committee as provided herein shall not prevent any Professional from filing a Professional Fee Claim for service provided to the Committee prior to the Effective Date . 28 serve as Liquidating Trustee, then a successor shall be appointed as set forth in the Liquidating Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 46 of X. PROVISIONS REGARDING THE LIQUIDATING TRUST Establishment of the Liquidating Trust. All Liquidating Trust Assets shall be maintained by or transferred to the Liquidating A. Trust on the Effective Date for administration by the Liquidating Trustee. The Liquidating Trust and the Liquidating Trustee shall use commercially reasonable efforts to liquidate all assets in the Liquidating Trust within three (3) years after the Effective Date. The Liquidating Trustee shall be authorized to retain counsel and advisors in its business judgment in accordance with the Liquidating Trust documents, without the need for further court approval. The Liquidating Trust shall be funded with all assets of the Estates. The Debtors will have no control over any of the assets and claims in the Liquidating Trust. B. Appointment of the Liquidating Trustee The Liquidating Trustee has been selected by the Debtors and the Committee. At the Confirmation Hearing, the Bankruptcy Court shall consider and, if appropriate, ratify the selection of the Liquidating Trustee. All compensation for the Liquidating Trustee shall be paid from the Liquidating Trust Assets, as may be reserved by the Liquidating Trustee in the Liquidating Trust Operating Reserve, in accordance with the Liquidating Trust Agreement. The approved Person or Persons shall serve as the Liquidating Trustee upon execution of the Liquidating Trust Agreement on or before the Effective Date. The Liquidating Trustee shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. On the Effective Date, all Beneficiaries of the Liquidating Trust shall be deemed to have ratified and become bound by the terms and conditions of the Liquidating Trust Agreement. In the event that the Liquidating Trustee resigns or is removed, terminated, or otherwise unable to

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 40 Trust Agreement. Any successor Liquidating Trustee appointed shall be bound by and comply with the terms of this Combined Plan and Disclosure Statement, the Confirmation Order, and the Liquidating Trust Agreement. Following the Effective Date, the Liquidating Trustee shall enjoy the powers of the Debtors’ authorized representative for all purposes, including, without limitation, section 1123 of the Bankruptcy Code. No further proof of such power shall be necessary or required. 28 shall have the authority to terminate and replace the Liquidating Trustee. Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 47 of C. Creation of Liquidating Trust On or before the Effective Date, the Liquidating Trustee shall sign the Liquidating Trust Agreement and, in its capacity as Liquidating Trustee, accept all Liquidating Trust Assets on behalf of the Beneficiaries, and be authorized to obtain, seek the turnover of, liquidate, and collect all of the Liquidating Trust Assets not in its possession or control. The Liquidating Trust will then be deemed created and effective without any further action by the Bankruptcy Court or any Person as of the Effective Date. The Liquidating Trust shall be established for the primary purpose of liquidating the Liquidating Trust Assets and for making Distributions in accordance with this Combined Plan and Disclosure Statement and the Liquidating Trust Agreement, with no objective to continue or engage in the conduct of a trade or business, except only in the event and to the extent necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. D. Liquidating Trust Oversight Committee On the Effective Date, the Liquidating Trust Oversight Committee, which shall consist of members to be identified by the Committee, shall be formed to serve as an advisory board to the Liquidating Trustee. The rights, powers and duties of the Liquidating Trust Oversight Committee are set forth in detail in the Liquidating Trust Agreement, and shall among other things provide that the Liquidating Trustee shall obtain the approval of the Liquidating Trust Oversight Committee before (1) compromising or settling Claims and Causes of Action over various thresholds, (2) selling certain assets, or (3) making other decisions material to the value and/or administration of the Liquidating Trust. The Liquidating Trust Oversight Committee

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 41 E. 28 pay Liquidating Trust Operating Expenses, with up to 75% of the Effective Date Trust Funding Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 48 of Beneficiaries of Liquidating Trust The Holders of Allowed General Unsecured Claims in Classes 3A and 3B shall be the Beneficiaries of the Liquidating Trust and shall receive all of the net proceeds of the Liquidating Trust Assets after payment of all other Claims and expenses payable on or reserved for on the Effective Date and all the Liquidating Trust Operating Expenses in accordance with the Plan. Such Beneficiaries shall be bound by the Liquidating Trust Agreement. The interests of the Beneficiaries in the Liquidating Trust shall be uncertificated. F. Vesting and Transfer of Assets to the Liquidating Trust In accordance with section 1141(b) of the Bankruptcy Code, the Liquidating Trust Assets shall be assigned, transferred, and vest in the Liquidating Trust free and clear of all liens, claims, and interests, except as otherwise specifically provided in this Combined Plan and Disclosure Statement or in the Confirmation Order; provided, however , that the Liquidating Trustee may abandon or otherwise not accept any Liquidating Trust Assets that the Liquidating Trustee believes, in good faith, to have no value to, or will be unduly burdensome to, the Liquidating Trust. Any Liquidating Trust Assets that the Liquidating Trustee so abandons or otherwise does not accept shall not be property of the Liquidating Trust. As of the Effective Date, all Liquidating Trust Assets vest in the Liquidating Trust free and clear of all liens, claims, and interests except as otherwise specifically provided in this Combined Plan and Disclosure Statement or in the Confirmation Order. G. Funding of the Liquidating Trust The Liquidating Trust shall be funded from the Liquidating Trust Assets and the proceeds thereof. On the Effective Date, the Debtors and the Estates shall transfer and be deemed to have transferred the Liquidating Trust Assets to the Liquidating Trust and such Liquidating Trust Assets shall vest in the Liquidating Trust to be utilized, administered, and distributed by the Liquidating Trustee in accordance with the terms and conditions of this Combined Plan and Disclosure Statement, the Confirmation Order, and the Liquidating Trust Agreement. Of the Net Effective Date Cash, not more than the Effective Date Trust Funding Amount may be utilized to

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 42 Amount available to investigate and/or fund the pursuit of Causes of Action, including Avoidance Actions. 28 Units, applicable tax and wage returns and forms; (c) retain and compensate, without application Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 49 of H. Distributions from the Liquidating Trust Distributions from the Liquidating Trust shall be made in accordance with the Combined Plan and Disclosure Statement and the Liquidating Trust Agreement. For the avoidance of doubt, Cash and proceeds of the Liquidating Trust Assets shall be used to pay all amounts payable under this Combined Plan and Disclosure Statement and reserve for Liquidating Trust Operating Expenses prior to making any Distributions to Beneficiaries of the Liquidating Trust. I. Certain Powers and Duties of the Liquidating Trust and Liquidating Trustee General Powers of the Liquidating Trustee 1. The Liquidating Trustee shall be, and enjoy the powers of, the Debtors’ authorized representative for all purposes and shall have the power and authority to perform the acts described in the Liquidating Trust Agreement (subject to approval by the Bankruptcy Court and/or the Liquidating Trust Oversight Committee where applicable), in addition to any powers granted by law or conferred to it by any other provision of this Combined Plan and Disclosure Statement, provided , however , that enumeration of the following powers shall not be considered in any way to limit or control the power and authority of the Liquidating Trustee to act as specifically authorized by any other provision of this Combined Plan and Disclosure Statement, the Liquidating Trust Agreement, and/or any applicable law, and to act in such manner as the Liquidating Trustee may deem necessary or appropriate, including, without limitation, to discharge all obligations assumed by the Liquidating Trustee and to conserve and protect the Liquidating Trust or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Combined Plan and Disclosure Statement. The powers, rights, and responsibilities of the Liquidating Trustee shall be specified in the Liquidating Trust Agreement and shall include the authority, power, and responsibility to: (a) receive, manage, invest, supervise, and protect Liquidating Trust Assets; (b) pay taxes or other obligations incurred by the Liquidating Trust and issue to employees or other Persons, and/or file with the appropriate Governmental

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 43 to or further order of the Bankruptcy Court, the services of employees, professionals, and consultants to advise and assist in the administration, prosecution and distribution of Liquidating Trust Assets; (d) calculate and implement Distributions of Liquidating Trust Assets; (e) investigate, prosecute, compromise, and settle, in accordance with the specific terms of the Liquidating Trust Agreement and without further order of the Bankruptcy Court, Causes of Action vested in the Liquidating Trust, to the extent applicable; (f) resolve issues involving Claims and Equity Interests, in accordance with this Combined Plan and Disclosure Statement, including the power to object to Claims and to subordinate and recharacterize Claims by objection, motion, or adversary proceeding; (g) undertake all administrative functions of the Chapter 11 Cases, including the payment of statutory fees incurred by the Liquidating Trust post - Effective Date and the ultimate closing of the Chapter 11 Cases; and (h) take action under such other powers as may be vested in or assumed by the Liquidating Trustee consistent with this Combined Plan and Disclosure Statement, the Liquidating Trust Agreement, and any applicable Orders of the Bankruptcy Court, or as may be necessary and proper to carry out the provisions of this Combined Plan and Disclosure Statement. Except as expressly set forth in this Combined Plan and Disclosure Statement and in the Liquidating Trust Agreement, the Liquidating Trustee, on behalf of the Liquidating Trust and subject only to the limitations set forth therein (including limitations requiring approvals of the Liquidating Trust Oversight Committee), shall have discretion to pursue or not to pursue any Causes of Action as it determines is in the best interests of the Liquidating Trust’s Beneficiaries and consistent with the purposes of the Liquidating Trust, and shall be indemnified to the fullest extent permitted under applicable law by the Estates for the outcome of its decisions, other than those decisions constituting gross negligence or willful misconduct. The Liquidating Trustee may incur any reasonable and necessary expenses in liquidating and converting the Liquidating Trust Assets to Cash. The Liquidating Trust is a successor to the Debtors and their Estates. The Liquidating Trustee shall be granted standing, authority, power, and right to assert, prosecute, and/or settle the Causes of Action, including making a claim under 28 the Debtors’ insurance policies based upon its powers as a bankruptcy - appointed representative Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 50 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 44 of the Debtors’ Estates with the same or similar abilities possessed by insolvency trustees, receivers, examiners, conservators, liquidators, rehabilitators, or similar officials. Causes of Action will vest in the Liquidating Trust; however , there can be no assurance as to the outcome of such Causes of Action or the dollar amount of any recovery that will be obtained by the Liquidating Trust. 2. Investments of Cash The Liquidating Trust may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code or in other prudent investments, provided , however , that such investments are permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701 - 4(d), as reflected therein, or under applicable IRS guidelines, rulings, or other controlling authorities. 3. Costs and Expenses of Administration of the Liquidating Trust All Liquidating Trust Operating Expenses shall be the responsibility of and paid by the Liquidating Trust in accordance with the Liquidating Trust Agreement from the Liquidating Trust Assets. The Liquidating Trustee shall receive compensation for services rendered pursuant to the Combined Plan and Disclosure Statement and according to the terms to be set forth in the Liquidating Trust Agreement. In addition, except as otherwise ordered by the Bankruptcy Court, the amount of fees and expenses incurred by such Liquidating Trustee on or after the Effective Date (including, without limitation, reasonable attorney and professional fees and expenses) shall be paid without further Court Order. 4. Reporting In no event later than thirty (30) Business Days after the end of the first full quarter following the Effective Date and on a quarterly basis thereafter until all Cash in the Liquidating Trust has been distributed or otherwise paid out in accordance with this Combined Plan and Disclosure Statement, the Liquidating Trustee shall File a report setting forth the amounts, recipients, and dates of all Distributions made by the Liquidating Trustee under this Combined 28 Plan and Disclosure Statement through each applicable reporting period. Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 51 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 45 5. Federal Income Tax Treatment for the Liquidating Trust Assets For federal income tax purposes, it is intended that the Liquidating Trust be classified as a liquidating trust under section 301.7701 - 4 of the Treasury Regulations and that the trust be owned by its Beneficiaries. Accordingly, for federal income tax purposes, it is intended that the Beneficiaries be treated as if they had received a Distribution from the Estates of an undivided interest in the Liquidating Trust Assets (to the extent of the value of their respective share in the applicable assets) and then contributed such interests to the Liquidating Trust, and the Liquidating Trust’s Beneficiaries will be treated as the grantors and owners thereof. The Liquidating Trust shall be responsible for filing all federal, state, and local tax returns for the Debtors and the Liquidating Trust. The Liquidating Trust shall comply with all withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions made by the Liquidating Trust shall be subject to any such withholding and reporting requirements. The Liquidating Trustee shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements including, without limitation, requiring that, as a condition to the receipt of a Distribution, the Holder of an Allowed Claim complete the appropriate IRS Form W - 8 or IRS Form W - 9, as applicable to each Holder. Notwithstanding any other provision of this Combined Plan and Disclosure Statement, (a) each Holder of an Allowed Claim that is to receive a Distribution from the Liquidating Trust shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed on such Holder by any Governmental Unit, including income and other tax obligations, on account of such Distribution, and (b) no Distribution shall be made to or on behalf of such Holder under this Combined Plan and Disclosure Statement unless and until such Holder has made arrangements satisfactory to the Liquidating Trustee to allow it to comply with its tax withholding and reporting requirements. Any property to be distributed by the Liquidating Trust shall, pending the implementation of such arrangements, be treated as an undeliverable Distribution to be held by the Liquidating 27 28 Trustee, as the case may be, until such time as (x) the Distribution becomes an Unclaimed Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 52 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 46 Distribution, or (y) the Liquidating Trustee is satisfied with the Holder’s arrangements for any withholding tax obligations. 6. Term of Liquidating Trust The Liquidating Trustee shall be discharged and the Liquidating Trust shall be terminated, at such time as (i) all Disputed Claims that are General Unsecured Claims have been resolved, (ii) all of the Liquidating Trust Assets have been liquidated, (iii) all duties and obligations of the Liquidating Trustee under the Liquidating Trust Agreement have been fulfilled, (iv) all Distributions required to be made by the Liquidating Trust under this Combined Plan and Disclosure Statement and the Liquidating Trust Agreement have been made, and (v) the Chapter 11 Cases have been closed; provided , however , that in no event shall the Liquidating Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion within the six - month period prior to the fifth anniversary (or the end of any extension period approved by the Bankruptcy Court), determines that a fixed period extension (not to exceed one (1) year, together with any prior extensions, without a favorable letter ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets. 7. Limitation of Liability of the Liquidating Trustee The Liquidating Trust shall indemnify the Liquidating Trustee and its professionals against any losses, liabilities, expenses (including attorneys’ fees and disbursements), damages, taxes, suits, or claims that the Liquidating Trustee or its professionals may incur or sustain by reason of being or having been a Liquidating Trustee or professionals of the Liquidating Trustee for performing any functions incidental to such service; provided, however , the foregoing shall not relieve the Liquidating Trustee or its professionals from liability for bad faith, willful misconduct, reckless disregard of duty, criminal conduct, gross negligence, intentional fraud, or self - dealing, or, in the case of an attorney professional and, as required under Rule 1.8.8 of the 27 28 California Lawyers’ Rules of Professional Conduct, malpractice. Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 53 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 47 XI. PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE COMBINED PLAN AND DISCLOSURE STATEMENT A. Timing of Distributions The Liquidating Trust may make Distributions from available Cash to Holders of 28 entry of a Final Order; provided, however, that only the Liquidating Trustee shall have the Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 54 of Allowed Administrative Expense Claims, Holders of Priority Tax Claims, Other Priority Claims, and to Holders of Allowed General Unsecured Claims in Classes 3A, 3B, 3C and 3D at any time following the Effective Date, provided that such Distributions are otherwise permitted under, and not inconsistent with, the other terms of the Combined Plan and Disclosure Statement, the governing documents applicable to the Liquidating Trust, and applicable law. As soon as reasonably practical, but by no later than sixty (60) calendar days after the Effective Date, the Liquidating Trust shall make an initial Distribution to Holders of Allowed Claims as of the Effective Date. Thereafter, but no later than (i) the first Business Day that is at least 240 days after the Effective Date and (ii) the last Business Day of each subsequent 180 calendar day period after the Effective Date until the Closing Date, the Liquidating Trustee shall calculate the Distributions that could potentially be made to Holders of Allowed General Unsecured Claims, as applicable, based on the amount of then - available Cash in the respective Liquidating Trust, with appropriate reserves for Disputed Claims and unpaid Administrative Expense Claims, Professional Fee Claims, Priority Tax Claims, Other Priority Claims, and, based on such calculation, promptly thereafter may make Distributions, if any, of the amount so determined. B. Method of Payment. Unless otherwise expressly agreed in writing, all Cash payments to be made pursuant to the Combined Plan and Disclosure Statement shall be made by (1) check or automated clearing house (ACH) draft drawn on a domestic bank, or (2) electronic wire transfer . C. Objections to and Resolution of Claims . The Liquidating Trustee shall have the right to file objections to Claims affecting the Beneficiaries of the Liquidating Trust after the Effective Date . All objections shall be litigated to

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 48 authority to compromise, settle, otherwise resolve or withdraw any objections, all according to the authorities granted under the Liquidating Trust Agreement, and may seek but shall not require approval of the Bankruptcy Court. D. Claims Objection Deadline. The Liquidating Trustee, and any other party in interest to the extent permitted pursuant to section 502(a) of the Bankruptcy Code, shall file and serve any objection to any Claims no later than the Claims Objection Deadline; provided, however, the Claims Objection Deadline may be extended by order of the Bankruptcy Court from time to time upon notice of motion by the Liquidating Trustee for cause. E. No Distribution Pending Allowance. Notwithstanding any other provision of the Combined Plan and Disclosure Statement, no payment or Distribution of Cash or other property shall be made with respect to any portion of a Disputed Claim unless and until all objections to such Claim are resolved by Final Order or as otherwise permitted by this Combined Plan and Disclosure Statement. 28 Allowed Claim and (ii) thirty (30) days after the expiration of the Claims Objection Deadline, the Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 55 of F. Escrow of Cash Distributions. On any date that Distributions are to be made under the terms of the Combined Plan and Disclosure Statement, the Liquidating Trustee shall deposit in one or more segregated accounts, Cash or property equal to the full amount of the Cash or property that would be distributed on such date on account of Disputed Claims as if each such Disputed Claim were an Allowed Claim but for the pendency of a dispute with respect thereto, or such lesser amount ordered by the Bankruptcy Court after notice and a hearing. The Liquidating Trustee shall have no obligation to invest or collect interest on Cash on hand; but any proceeds of Cash shall be added to the assets of the Liquidating Trust holding such Cash. If a Disputed Claim is disallowed, any Cash or property segregated on account of such Disputed Claim shall be returned to the Liquidating Trustee within seven (7) Business Days after a Final Order disallowing such Disputed Claim. G. Distribution After Allowance. Within the later of (i) fourteen (14) Business Days after any such Claim becomes an

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 49 Liquidating Trustee shall distribute all Cash or other property, including any interest, dividends or proceeds thereof, to which a Holder of an Allowed Claim is then entitled. H. De Minimis Distributions. Notwithstanding anything in the Plan to the contrary, the Liquidating Trust shall not be required to distribute, and shall not distribute, Cash or other property to the Holder of any Allowed Claim if the amount of Cash or other property to be distributed on account of such Claim on the date of any given Distribution is less than $10.00, and such amount shall be distributed to other Creditors in accordance with the terms of the Plan. Any Holder of an Allowed Claim on account of which the amount of Cash or other property to be distributed is less than $10.00 shall be barred from asserting any Claim with respect to such eliminated Distribution against any Estate Assets. 28 Trustee as undeliverable, no further Distribution shall be made to such Holder unless and until Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 56 of I. Investment of Segregated Cash and Property. To the extent practicable, the Liquidating Trustee may invest any Cash, or property segregated on account of a Disputed Claim, undeliverable Distribution, or any proceeds thereof (i) in a manner that will yield a reasonable net return taking into account the safety of the investment or (ii) in any manner permitted by section 345 of the Bankruptcy Code; provided, however, that the Liquidating Trustee shall be under no obligation to so invest such Cash or proceeds and shall have no liability to any party for any investment made or any omission to invest such Cash, other property or proceeds. J. Delivery of Distributions. Except as provided herein, Distributions to Holders of Allowed Claims shall be made: (i) at the addresses set forth on the respective Proofs of Claim Filed by such holders; (ii) at the addresses set forth in any written notices of address changes delivered to the Liquidating Trustee after the date of any related Proof of Claim; or (iii) at the address reflected in the Schedules if no Proof of Claim is filed and the Liquidating Trustee has not received a written notice of a change of address. 1. If the Distribution to the Holder of any Claim is returned to the Liquidating

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 50 such Liquidating Trustee is notified in writing of such Holder’s then - current address. Undeliverable Distributions shall remain in the possession of the Liquidating Trustee until the earlier of (i) such time as a Distribution becomes deliverable or (ii) such undeliverable Distribution becomes an Unclaimed Distribution. 2. Until such time as an undeliverable Distribution becomes an Unclaimed Distribution pursuant to this Combined Plan and Disclosure Statement, within 30 days after the end of each calendar quarter following the Effective Date, or upon such other interval as the Bankruptcy Court may order, but in no event less frequently than annually, the Liquidating Trustee shall make Distributions of all Cash and property that has become deliverable during the preceding quarter. 3. The Liquidating Trustee shall make reasonable efforts to update or correct contact information for recipients of undeliverable Distributions, provided, however, nothing contained in the Combined Plan and Disclosure Statement shall require the Liquidating Trustee to locate any Holder of an Allowed Claim. K. Unclaimed Distributions. Any Cash or other property to be distributed under the Combined Plan and Disclosure Statement shall revert to the Liquidating Trust if it is not claimed on or before the Unclaimed Distribution Deadline, and all claims to such Unclaimed Distributions shall be discharged and forever barred. If such Cash or other property is not claimed on or before the Unclaimed Distribution Deadline, the Distribution that must be made to such Entity under the Combined Plan and Disclosure Statement shall be deemed to be reduced to zero. At the Liquidating Trustee’s discretion, such Liquidating Trustee may make a final donation to charity if the amount of the Unclaimed Distributions, when combined with the value of all Cash and other assets in the Liquidating Trust, is insufficient to justify the time and expense of effectuating additional Distributions. The Liquidating Trustee may but is not required to seek an order of the Bankruptcy Court authorizing the donation, provided that a final donation of $20,000 or less shall be deemed authorized without further order of the Bankruptcy 28 Court. Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 57 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 51 L. Set - Off. The Liquidating Trustee retains the right to reduce any Claim by way of setoff in accordance with the Estates’ books and records. Except for Claims expressly allowed hereunder, on or after the Effective Date, the Liquidating Trustee may, pursuant to applicable law (including section 553 of the Bankruptcy Code), offset against any Claim, including an Administrative Expense Claim, before any Distribution is made on account of such Claim, any and all of the claims, rights and Causes of Action of any nature that the Debtors or the Liquidating Trust may hold against the Holder of such Claim. 28 Debtors and the Liquidating Trustee are authorized to execute, deliver, file or record such Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 58 of XII. IMPLEMENTATION AND EFFECT OF CONFIRMATION OF COMBINED PLAN AND DISCLOSURE STATEMENT Means for Implementation of the Combined Plan and Disclosure Statement. In addition to the provisions set forth elsewhere in this Combined Plan and Disclosure A. Statement, the following shall constitute the means for implementation of the Combined Plan and Disclosure Statement: 1. Funding of Liabilities and Distributions . The Liquidating Trustee shall pay all amounts payable under this Combined Plan and Disclosure Statement from Cash on hand, including without limitation those relating to (i) the wind - down costs associated with determining claims, prosecuting Causes of Action, and making Distributions to Creditors, (ii) all Allowed Administrative Expense Claims, including Allowed Professional Fee Claims, through confirmation of this Combined Plan and Disclosure Statement; (iii) all Allowed Priority Tax Claims and Other Priority Claims; and (iv) Distributions to Holders of General Unsecured Claims. 2. Authorized Action; Effectuating Documents; Further Transactions . On the Effective Date, all matters and actions provided for under the Combined Plan and Disclosure Statement that would otherwise require approval of the Debtors or the Liquidating Trustee shall be deemed to have been authorized and effective in all respects as provided herein and shall be taken without any requirement for further action by the Debtors or the Liquidating Trustee. The

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 52 contracts, instruments, releases, and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Combined Plan and Disclosure Statement. 28 representatives, members, financial advisors, agents or other professionals and each of such Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 59 of XIII. INJUNCTION, EXCULPATION AND RELEASES A. Injunction. All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date with respect to the Liquidating Trust. Except as otherwise provided in the Combined Plan and Disclosure Statement or to the extent necessary to enforce the terms and conditions of the Combined Plan and Disclosure Statement, the Confirmation Order or a separate Order of the Bankruptcy Court, all Entities who have held, hold or may hold Claims against or Equity Interests in the Estates shall be permanently enjoined from taking any of the following actions against the Debtors, the Debtors in Possession, the Estate, the Liquidating Trustee, the Liquidating Trust, or any of their property on account of any such claims or interests: (1) commencing or continuing, in any manner or in any place, any action or other proceeding; (2) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree or order; (3) creating, perfecting, or enforcing any lien or encumbrance; (4) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to the Debtors, except as part of the claims resolution process set forth in Article XI of this Combined Plan and Disclosure Statement; and (5) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Combined Plan and Disclosure Statement; provided, however, that such Entities shall not be precluded from exercising their rights pursuant to and consistent with the terms of the Combined Plan and Disclosure Statement or the Confirmation Order. B. Exculpation. Except as otherwise specifically provided in the Combined Plan and Disclosure Statement, the Debtors, the Committee, and each of their respective advisors, attorneys,

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 53 parties’ successors and assigns, solely in their capacities as such, shall not have or incur any liability for any action, proceeding, cause of action, avoidance action, suit, account, controversy, agreement, promise, right to legal remedies, right to equitable remedies, right to payment, or claim (as defined in Bankruptcy Code section 101(5)), whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured and whether asserted or assertable directly or derivatively, in law, equity, or otherwise to one another or to any claimholder or interest holder, or any other party in interest, or any of their respective agents, employees, representatives, advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission originating or occurring on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of the Chapter 11 Cases, the negotiation and filing of the Combined Plan and Disclosure Statement, the filing of the Chapter 11 Cases, the pursuit of confirmation of the Combined Plan and Disclosure Statement, the consummation of the Combined Plan and Disclosure Statement, the administration of the Combined Plan and Disclosure Statement, or the property to be liquidated and/or distributed under the Combined Plan and Disclosure Statement, except for their willful misconduct or gross negligence as determined by a Final Order of a court of competent jurisdiction, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Combined Plan and Disclosure Statement. The foregoing paragraph shall apply to attorneys only to the extent permissible under applicable bar rules and applicable case law. 28 Debtors’ current officers and directors did not believe that there were colorable claims against Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 60 of C. Releases. Grounds for Releases. 1. Shortly after the commencement of these Chapter 11 Cases, the Debtors and the Committee met and conferred regarding the terms and conditions of, among other things, the Committee’s investigation into the Debtors’ Causes of Action, including potential claims that might be asserted against the Debtors’ current and former directors and officers . While the

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 54 them or against former officers and directors, the Debtors agreed to cooperate voluntarily with the Committee’s counsel (and thereby control costs and expenses incurred in the Chapter 11 Cases) on the understanding that, if the Committee did not find colorable claims, it would provide releases in consideration of the proffered cooperation. The Debtors and the Committee have thereafter worked closely to provide the Committee with access to information in the Debtors’ possession. The Debtors continue to believe that there are no colorable Causes of Action against the Debtors’ directors and officers but understand that the Committee may disagree with respect to certain former officers and directors. Accordingly, consistent with the understandings of the Debtors and the Committee, the release provisions contained herein are being provided only to the Released Parties that were directors and officers on or after the Petition Date, and not to directors and officers whose roles terminated on or before the Petition Date. With respect to the Holders of the Convertible Notes and the Senior Unsecured Notes, releases are being granted by the Debtors in accordance with the rights and obligations negotiated by the parties as set forth in the Mediation Term Sheet, and represents partial consideration with respect to the compromises made by the parties therein. 2. Terms of Releases. On the Effective Date, for good and valuable consideration, the Debtors and the Debtors in Possession shall release forever, waive, and discharge each of the Released Parties from any and all claims obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities (other than the rights of the Debtors to enforce this Combined Plan and Disclosure Statement and the contracts, instruments, releases, indentures, and other agreement or documents delivered hereunder, and liabilities arising after the Effective Date in the ordinary course of business), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or part on any act, omission, transaction, event, or other occurrences, except where resulting from willful misconduct or gross negligence as determined 28 by a Final Order of a court of competent jurisdiction, taking place on or prior to the Effective Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 61 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 55 Date in connection with, relating to, or arising out of the Debtors, the conduct of the Debtors’ business, the Chapter 11 Cases, or the Combined Plan and Disclosure Statement. 3. Implementation of Releases . Entry of the Confirmation Order shall constitute (a) the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases set forth in the above subparagraph 2; and (b) the Bankruptcy Court’s findings that such releases are (i) in exchange for good and valuable consideration provided by the Released Parties (including performance of the terms of the Plan), and a good - faith settlement and compromise of the released claims, (ii) in the best interests of the Debtors and their Estates, (iii) fair, equitable, and reasonable, (iv) given and made after due notice and opportunity for hearing, and (v) a bar to the Debtors, the Liquidating Trustee, and any of their successors or assigns from asserting any released claim against any of the Released Parties. 28 or facts or circumstances that may change or be different from those the Debtors now believe to Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 62 of XIV. RETENTION OF CLAIMS FOR RELIEF; EXECUTORY CONTRACTS A. Causes of Action. All Causes of Action shall be preserved and the Liquidating Trustee shall have the power and the authority to assert any and all Causes of Action and related rights of the Debtors and their Estates reserved for and transferred to the Liquidating Trust on and after the Effective Date; provided that Causes of Action that are released herein shall not survive. B. Preservation of All Causes of Action Not Expressly Settled or Released. The failure to specifically identify in the Combined Plan and Disclosure Statement any potential or existing Cause of Action is not intended to and shall not limit the rights of the Liquidating Trust to pursue any such Causes of Action. Unless a Cause of Action is expressly waived, relinquished, released, compromised, or settled in the Combined Plan and Disclosure Statement or any Final Order (including the Confirmation Order), the Debtors expressly reserve such Cause of Action for later resolution by the Liquidating Trust (including any Cause of Action not specifically identified or of which the Debtors may presently be unaware or that may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 56 exist). As such, no preclusion doctrine, including the doctrines of res judicata , collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise), or laches will apply to any such Cause of Action upon or after the Effective Date of the Combined Plan and Disclosure Statement. In addition, the right to pursue or adopt any claims alleged in any lawsuit in which any Debtor or the Liquidating Trust is a plaintiff, defendant, or an interested party is fully reserved as against any Person that is not a Released Party, including the plaintiffs or co - defendants in such lawsuits. C. Cancellation of Equity Interests and Certain Instruments. Except as otherwise provided in this Plan, and in any contract, instrument or other agreement or document created in connection with this Plan, on the Effective Date, the Equity Interests and any other promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Equity Interests, and all options, warrants, calls, rights, puts, awards, and commitments, including, without limitation, any agreements purporting to relate to deferred compensation that relate to Equity Interests or options, shall be deemed cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors under the notes, share certificates, and other agreements and instruments governing such Claims and Equity Interests shall be released; provided, however , that the cancellation, release, and discharge of the foregoing shall not affect whether a timely Claim made on account of such obligation may become an Allowed Claim; provided, further , however , that instruments and documents related to Claims shall continue in effect solely for the purpose of allowing the Liquidating Trust to make Distributions in accordance with this Plan. The holders of or parties to such cancelled notes, share certificates, and other agreements and instruments shall have no rights against the Debtors, the Estates, and the Liquidating Trust arising from or relating to such notes, share certificates, and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to this Plan. / / / 28 / / / Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 63 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 57 D. Executory Contracts and Unexpired Leases. Except as provided in subsection E. below, on the Effective Date the Debtors shall assume all Executory Contracts and unexpired leases that are listed in Schedule 1 hereto. On the Effective Date, all Executory Contracts and unexpired leases not assumed by the Debtor before the Confirmation Date pursuant to an order of the Bankruptcy Court or identified in Schedule 1 will be deemed rejected. The Confirmation Order shall constitute an order approving such assumption or rejection, as applicable, as of the Effective Date. Any amount that must be paid under Bankruptcy Code section 365(b)(1) to cure a default under and compensate the non - debtor party to an Executory Contract to be assumed under the Combined Plan and Disclosure Statement is identified as the “Cure Amount” on the Schedule 1 . Unless the parties mutually agree to a different date, such payment shall be made in Cash within ten (10) Business Days following the later of: (i) the Effective Date and (ii) entry of a Final Order resolving any disputes regarding (A) the Cure Amount, (B) the ability of the Debtors to provide “adequate assurance of future performance” within the meaning of Bankruptcy Code section 365 with respect to a contract or lease to be assumed, to the extent required, or (C) any other matter pertaining to assumption and assignment. Any Person that is a party to an Executory Contract that will be assumed under the Combined Plan and Disclosure Statement and that objects to such assumption (including the proposed Cure Amount) must File with the Bankruptcy Court a written statement and, if applicable, a supporting declaration stating the basis for its objection. This statement and, if applicable, declaration must be Filed on or before the deadline established by the Bankruptcy Court. Any Person that fails to timely File such a statement and, if applicable, a declaration shall be deemed to waive any and all objections to the proposed assumption (including the proposed Cure Amount) of its contract or lease. In the absence of a timely objection by a Person that is a party to an Executory Contract, the Confirmation Order shall constitute a conclusive determination regarding the amount of any Cure Amount due under the applicable Executory Contract, as well as a conclusive finding that 28 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 64 of

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 58 the Debtors have demonstrated adequate assurance of future performance with respect to such Executory Contract, to the extent required. E. Insurance Policies . The Debtors believe that their remaining insurance policies are no longer executory contracts but are instead prepaid and enforceable contract rights. To the extent that there is any ambiguity, however, all of the Debtors’ insurance policies and any agreements, documents or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan for which the Debtors believe no Cure Amount is payable; provided that the Debtors may exclude a policy from assumption by notice given no later than the Effective Date. On the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents and instruments related thereto. Any insurer that asserts that a Cure Amount is payable must file a timely objection pursuant to the terms of Section XIV.D hereof. As of the Effective Date, the Debtors shall be deemed to have assumed (and assigned to the Liquidating Trust if necessary to continue the insurance policies in full force) all of the insurance policies pursuant to section 365(a) of the Bankruptcy Code. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ assumption of the insurance policies. Notwithstanding anything to the contrary contained herein, confirmation of the Plan shall not discharge, impair or otherwise modify any obligations assumed by the foregoing assumption of the insurance policies, and each such obligation shall be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed. 28 Confirmation Order, and (ii) other notice that the Executory Contract has been rejected. Any Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 65 of F. Deadline for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Combined Plan and Disclosure Statement. If the rejection by the Debtors, pursuant to the Combined Plan and Disclosure Statement or otherwise, of an Executory Contract gives rise to a Claim, a Proof of Claim must be filed with the Claims Agent no later than thirty (30) days after the later of (i) notice of entry of the

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 59 Proofs of Claim not filed within such time periods will be forever barred from assertion against the Debtors and their Estates. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of Executory Contracts and unexpired leases shall be treated as General Unsecured Claims under the Combined Plan and Disclosure Statement. 28 Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 66 of XV. CONDITIONS TO THE EFFECTIVE DATE A. Conditions Precedent to the Effective Date. The Effective Date shall not occur unless and until the following conditions shall have been satisfied or waived: 1. 2. The Confirmation Order shall have become a Final Order. The Liquidating Trust Agreement and all Plan Supplement documents requiring execution shall have been executed and have become effective and binding agreements. 3. capacity. 4. The Liquidating Trustee shall be duly appointed, qualified and acting in that The Liquidating Trust has been funded as required by the Combined Plan and Disclosure Statement. B. Effect of Failure of Conditions. If each condition to the Effective Date has not been satisfied or duly waived within sixty (60) days after the Confirmation Date, then upon motion by any party in interest, made before the time that each of the conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however , that notwithstanding the filing of such motion, the Confirmation Order shall not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived by the Debtors before the any Order granting such relief becomes a Final Order. If the Confirmation Order is vacated pursuant to this Section, the Combined Plan and Disclosure Statement shall be deemed null and void in all respects and nothing contained herein shall (A) constitute a waiver or release of any Claims by or against the Debtors, or (B) prejudice in any manner the rights of the Debtors.

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 60 C. Waiver of Conditions to Confirmation and Notice of Effective Date. The conditions to the Effective Date may be waived, in whole or in part, by the Debtors with the consent of the Committee, without an Order of the Bankruptcy Court. The Debtors shall file a Notice of Effective Date advising that all conditions are either satisfied or waived. XVI. RETENTION OF JURISDICTION The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Combined Plan and Disclosure Statement pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes: 1. To hear and determine any objections to Claims and to address any issues relating to Disputed Claims; 28 10. To enter a final decree closing the Chapter 11 Cases; Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 67 of 2. 3. To hear and determine all Causes of Action and all issues relating thereto; To enter and implement such Orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated ; 4. To issue such Orders in aid of execution and consummation of the Combined Plan and Disclosure Statement, to the extent authorized by section 1142 of the Bankruptcy Code ; 5. To consider any amendments to or modifications of the Combined Plan and Disclosure Statement, to cure any defect or omission, or reconcile any inconsistency in any Order of the Bankruptcy Court, including, without limitation, the Confirmation Order ; 6. To hear and determine all requests for compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code; 7. To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Combined Plan and Disclosure Statement; 8. To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; 9. To hear any other matter not inconsistent with the Bankruptcy Code;

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 61 11. To ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Combined Plan and Disclosure Statement; 12. To decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date; 13. To issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the occurrence of the Effective Date or enforcement of the Combined Plan and Disclosure Statement, except as otherwise provided herein; 14. To determine any other matters that may arise in connection with or related to the Combined Plan and Disclosure Statement, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created or implemented in connection with the Combined Plan and Disclosure Statement; 15. To enforce, interpret, and determine any disputes arising in connection with any stipulations, orders, judgments, injunctions, exculpations, and rulings entered in connection with the Chapter 11 Cases (whether or not the Chapter 11 Cases have been closed); 16. To resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof; 28 provided that the Combined Plan and Disclosure Statement, as altered, amended or modified, Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 68 of 17. To hear and resolve any disputes concerning the Liquidating Trust; and 18. To resolve any disputes concerning whether a Person or Entity had sufficient notice of the Chapter 11 Cases, the Bar Date, the hearing on the confirmation of the Combined Plan and Disclosure Statement for the purpose of determining whether a prosecution of a Claim is enjoined hereunder or for any other purpose. XVII. MISCELLANEOUS PROVISIONS A. Amendment or Modification of the Combined Plan and Disclosure Statement. Alterations, amendments or modifications of the Combined Plan and Disclosure Statement may be proposed in writing by the Debtors at any time before the Confirmation Date,

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 62 satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code. B. Severability. In the event the Bankruptcy Court determines, before the Confirmation Date, that any provision in the Combined Plan and Disclosure Statement is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the Holder or Holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidability or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Combined Plan and Disclosure Statement. C. Revocation or Withdrawal of the Combined Plan and Disclosure Statement. The Debtors reserve the right to revoke or withdraw the Combined Plan and Disclosure Statement before the Confirmation Date. If the Debtors revoke or withdraw the Combined Plan and Disclosure Statement before the Confirmation Date, then the Combined Plan and Disclosure Statement shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or to prejudice in any manner the rights of the Debtors in any further proceedings involving the Debtors. 27 28 / / / / / / Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 69 of D. Binding Effect. The Combined Plan and Disclosure Statement shall be binding upon and inure to the benefit of the Debtors, the Liquidating Trust, the Holders of Claims and Equity Interests and their respective successors and assigns. E . Notices . All notices, requests and demands to or upon the Liquidating Trustee to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or when received and confirmed .

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 63 F. 27 28 / / / / / / Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 70 of Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Combined Plan and Disclosure Statement provides otherwise, the rights and obligations arising under the Combined Plan and Disclosure Statement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of law of such jurisdiction. G. Withholding and Reporting Requirements. In connection with the consummation of the Combined Plan and Disclosure Statement, the Debtors and the Liquidating Trust shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. H. Allocation of Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a Distribution under the Combined Plan and Disclosure Statement is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest. I. Headings. Headings are used in the Combined Plan and Disclosure Statement for convenience and reference only and shall not constitute a part of the Combined Plan and Disclosure Statement for any other purpose. J. Exhibits/Schedules. All exhibits and schedules to the Combined Plan and Disclosure Statement are incorporated into and are a part of the Combined Plan and Disclosure Statement as if set forth in full herein. / / /

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 64 K. No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Combined Plan and Disclosure Statement shall be deemed as an admission by any Entity with respect to any matter set forth herein. L. Successors and Assigns. The rights, benefits and obligations of any Person or Entity named or referred to in the Combined Plan and Disclosure Statement shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity . 28 close the Chapter 11 Cases, or any of them, and to request such other order as may be just. Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 71 of M. Reservation of Rights. Except as expressly set forth herein, the Combined Plan and Disclosure Statement shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Combined Plan and Disclosure Statement, any statement or provision contained herein, or the taking of any action by the Debtors with respect to the Combined Plan and Disclosure Statement shall be or shall be deemed to be an admission or waiver of any rights of the Debtors or Holders of Claims or Equity Interests before the Effective Date. N. Implementation. The Debtors and the Liquidating Trustee shall take all steps, and execute all documents, including appropriate releases, necessary to effectuate the provisions contained in this Combined Plan and Disclosure Statement. O. Inconsistency. In the event of any inconsistency among the Combined Plan and Disclosure Statement or any other instrument or document created or executed pursuant to the Combined Plan and Disclosure Statement, the provisions of the Combined Plan and Disclosure Statement shall govern. In the event of any inconsistency between the Combined Plan and Disclosure Statement and the Confirmation Order, the provisions of the Confirmation Order shall govern. P. Closing of Chapter 11 Cases. Upon substantial consummation, the Liquidating Trustee may move for a final decree to

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 65 Q. Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Combined Plan and Disclosure Statement, the provisions of this Combined Plan and Disclosure Statement shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Combined Plan and Disclosure Statement and in these Chapter 11 Cases. In addition, the Plan Supplement may include specific agreements by and among the Debtors and certain Holders of Claims and/or the Confirmation Order may approve compromises, including without limitation Consolidation Compromises, that arise in connection with the negotiation of this Combined Plan and Disclosure Statement. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Combined Plan and Disclosure Statement and the Chapter 11 Cases, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Debtors in Possession, the Estates and all Holders of Claims against the Estates. 26 27 28 By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 72 of Dated: July 3, 2024 SHIFT TECHNOLOGIES, INC. By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 SHIFT PLATFORM, INC. By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 SHIFT FINANCE LLC

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 66 Dated: July 3, 2024 26 27 28 By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 73 of SHIFT OPERATIONS LLC By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 SHIFT TRANSPORTATION LLC By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 SHIFT INSURANCE SERVICES LLC By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 SHIFT MARKETPLACE HOLDINGS, LLC By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 SHIFT MARKETPLACE, LLC By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 FAIR DEALER SERVICES, LLC By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 CARLOTZ, INC. , a Delaware corporation

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 67 Dated: July 3, 2024 26 27 28 By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Case: 23 - 30687 Doc# 676 Filed: 07/03/24 74 Entered: 07/03/24 16:35:47 Page 74 of CARLOTZ GROUP, INC. By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 CARLOTZ NEVADA, LLC By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 CARLOTZ CALIFORNIA, LLC By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 CARLOTZ, INC. , an Illinois corporation By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 CARLOTZ LOGISTICS, LLC By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 ORANGE PEEL, LLC By: /s/ Ayman Moussa Ayman Moussa Chief Executive Officer Dated: July 3, 2024 ORANGE GROVE FLEET SOLUTIONS, LLC

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 SCHEDULE 1 Executory Contracts to be Assumed Case: 23 - 30687 Doc# 676 - 1 Filed: 07/03/24 of 1 Entered: 07/03/24 16:35:47 Page 1 None

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 EXHIBIT A Asset Valuations and Liquidation Analysis Case: 23 - 30687 Doc# 676 - 2 Filed: 07/03/24 of 8 Entered: 07/03/24 16:35:47 Page 1

Case: 23 - 30687 Doc# 676 - 2 Filed: 07/03/24 of 8 Entered: 07/03/24 16:35:47 Page 2 Page 1 of 5 Hypothetical Liquidation Analysis This liquidation analysis (the “ Liquidation Analysis ”) has been prepared by the Debtors’ management, together with AlixPartners LLP, the Debtors’ restructuring advisors, to illustrate what the Debtors’ stakeholders may receive or retain if the Debtors’ assets were liquidated under chapter 7 of the Bankruptcy Code . This liquidation analysis : (1) estimates the cash proceeds that a chapter 7 trustee would generate if the Debtors’ chapter 11 cases were converted to a chapter 7 case on the proposed effective date and (2) estimates the distribution that each impaired class of claims or interests would receive from the liquidation proceeds under the priority scheme dictated by the Bankruptcy Code . The Liquidation Analysis is premised upon a number of estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties beyond the control of the Debtors, and, as discussed below, may be subject to change . Thus, there can be no assurance that the values reflected in the Liquidation Analysis would be realized if the Debtors were, in fact, to undergo a liquidation . In addition, any liquidation ultimately undertaken would take place under future circumstances that cannot be predicted with certainty . Accordingly, although the Liquidation Analysis that follows is necessarily presented with numerical specificity, if the Debtors’ estates were in fact liquidated as described herein, the actual proceeds from such a liquidation could vary significantly from the amounts set forth in the Liquidation Analysis . The actual liquidation proceeds could be materially higher or lower than the amounts set forth in the Liquidation Analysis, and no representation or warranty can be or is being made with respect to the actual proceeds that would be generated from the liquidation of the Debtors under chapter 7 of the Bankruptcy Code . The Liquidation Analysis has been prepared solely for the purposes of estimating the proceeds that would be available if the Debtors liquidated under chapter 7 of the Bankruptcy Code and may not be appropriate for any other purpose . Nothing contained in the Liquidation Analysis is intended as or constitutes a concession or admission for any purpose other than the presentation of a hypothetical liquidation analysis to illustrate the substantial loss in value the Debtors’ stakeholders will suffer if the Debtors are forced to convert their chapter 11 cases to cases under chapter 7 of the Bankruptcy Code . Presentation The Liquidation Analysis has been prepared for creditors of Shift Technologies, Inc . and its debtor affiliates . Creditor claims are the aggregate amount of claims across all Debtor entities . For purposes of distribution under the Liquidation Analysis, allowed claims against each Debtor are entitled to a distribution from the aggregated proceeds of the Debtors’ assets to the extent such proceeds are sufficient to make any such distributions in order of priority as specified in the Bankruptcy Code . Any allowed claim against a Debtor, and any guarantee thereof executed by any other Debtor, and any joint or several liability of any of the Debtors, are deemed to have a single right to a distribution from the aggregated proceeds . The Liquidation Analysis presents estimated chapter 7 liquidation proceeds based on assumptions about, and estimates of, the proceeds to be received from the liquidation of the assets, less the costs

Page 2 of 5 Filed: 07/03/24 of 8 Case: 23 - 30687 Doc# 676 - 2 Entered: 07/03/24 16:35:47 Page 3 incurred during the liquidation . The assumed date of the conversion to a hypothetical chapter 7 liquidation is July 31 , 2024 (the “ Conversion Date ”), which the Debtors estimate to be a reasonable proxy for the proposed effective date . Except as otherwise noted herein, the amounts referenced as “Book Value” in the Liquidation Analysis are based on the Debtors’ balance sheet as of May 31 , 2024 (with certain adjustments) and those values are assumed to be representative of the Debtors’ assets at the Conversion Date . The Liquidation Analysis presents both “High” case and “Low” case estimates of liquidation proceeds and recoveries for holders of allowed claims, representing a range of assumptions and estimates relating to the proceeds to be received from the hypothetical chapter 7 liquidation of the Debtors’ assets, less the costs incurred during the liquidation . This analysis presents recoveries from the pursuit of any Causes of Action or Avoidance Action as unknown . In preparing the Liquidation Analysis, the Debtors estimated allowed claims based upon a review of their books and records, and the claims register through the date of this Liquidation Analysis . The Liquidation Analysis also includes estimates for claims which could be asserted and allowed in a chapter 7 liquidation, including administrative claims, wind - down costs (as detailed herein), and the fees and expenses of the chapter 7 trustee (the “ Trustee ”) . To date, the Bankruptcy Court has not estimated or otherwise fixed the total amount of allowed claims . The Debtors’ estimates of allowed claims set forth in the Liquidation Analysis should not be relied upon for any purpose other than considering the estimated distributions under a hypothetical chapter 7 liquidation . Nothing contained in the Liquidation Analysis is intended to be or constitutes a concession or admission by the Debtors or their estates . The actual amount of allowed claims in the chapter 11 cases could materially differ from the estimated amounts set forth in the Liquidation Analysis, and the ultimate allocation of distributions may vary depending on, among other things, the priority or secured status of creditors . Timeline The Liquidation Analysis assumes that the Trustee will pursue Causes of Action and Avoidance actions in addition to administering the winddown of the estate and recovery of any remaining assets . It is assumed that the Trustee would retain other professionals, including legal counsel and a financial advisor for a limited time period after the Conversion Date to pursue these additional recoveries, however unknown . The estate is substantially liquidated, with the Debtors’ operations almost completely shutdown . Pursuit of litigation recoveries would be the primary activity of the Trustee . Recoveries on all non - litigation assets are expected to be the same whether the chapter 11 plan of liquidation is confirmed, or the case converted to chapter 7 . The Debtors’ cost of liquidation under chapter 7 would include fees payable to the Trustee, , fees payable to attorneys and other professionals that such a trustee may engage, and costs related to retention of Debtor personnel needed to execute the estate wind - down . It is possible that in a chapter 7 case, the wind - down expenses may be greater or less than the amount estimated in the Liquidation Analysis . Such expenses are in part dependent on the length of time of the liquidation . No representations are being made in this analysis as to how the Trustee would administer the wind down . As a result, the cost estimates may be significantly different in a true chapter 7

Page 3 of 5 Filed: 07/03/24 of 8 Case: 23 - 30687 Doc# 676 - 2 Entered: 07/03/24 16:35:47 Page 4 scenario . The chapter 7 expenses are incremental to expenses incurred in the chapter 11 liquidation, therefore making creditor recoveries worse than chapter 11 regardless of asset recovery . All remaining chapter 11 expenses would be incurred prior to conversion date . In a scenario where the chapter 11 plan of liquidation is approved, costs in lines 11 and 12 would not exist . Under chapter 7 of the Bankruptcy Code, the Trustee must distribute the proceeds of encumbered assets to the holders of liens in such assets before distributing any excess proceeds to a debtor’s estate . Using those proceeds, if any, and any proceeds of unencumbered assets, the estate must pay professional fees, trustee fees, administrative priority claims, priority claims, and other such claims that may arise in a liquidation scenario in full prior to proceeds being made available to the holders of general unsecured claims against the Debtors’ estates . Under the absolute priority rule, no unsecured creditor would receive any distributions from encumbered assets until all creditors with liens in such assets are paid in full, and no equity holder would receive any distribution until all creditors are paid in full . The assumed distributions to creditors reflected in the Liquidation Analysis are estimated in accordance with the absolute priority rule and in acknowledgement of the split of asset value attributable to those assets that are encumbered versus unencumbered . The Debtors’ estimate of allowed claims contained in the Liquidation Analysis may differ from what is reflected herein . Therefore, the Debtors’ estimate of allowed claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including determining the value of any distribution to be made on account of allowed claims and equity interests under the chapter 11 cases . NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS . THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THE CHAPTER 11 CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH IN THIS LIQUIDATION ANALYSIS .

Assets Available for Distribution to Creditors and Recovery Waterfall[1]

($ in thousands)	Estimated NBV ($) High	Estimated NBV ($) Low	Recovery (%) Low	Recovery (%) High	Recovery ($) Low	Recovery ($) High
Asset Values						
1 Unrestricted Cash	$8,810		100.0%	100.0%	$8,810	$8,810
2 Accounts Receivable, net	29		0.0%	0.0%	0	0
3 Inventory	100		0.0%	0.0%	0	0
4 Prepaid and Other Current Assets	1,588		0.0%	0.0%	0	0
5 Causes of Action and Avoidance Actions	n.a.		n.a.	n.a.	Unknown	Unknown
Total	$10,528		83.7%	83.7%	$8,810	$8,810
Administrative and Priority Claims:						
6 Ch. 7 Trustee Fees					(264)	(264)
7 Ch. 7 Professional Fees					(500)	(250)
8 Corporate Winddown expenses & other admin claims					(613)	(578)
9 Priority Claims					(4,875)	(1,945)
Total					($6,252)	($3,037)
Net Proceeds Available for Distribution					$2,558	$5,773
Secured Debt						
10 Ally Remaining Secured Claim	$0		0.0%	0.0%	$0	$0
11 Guaranteed/Consigned Vehicles	0		0.0%	0.0%	0	0
12 Other Secured Claims	0	0	0.0%	0.0%	0	0
Total	$0	$0	0.0%	0.0%	$0	$0
Professional Fee Claims						
13 Accrued/unpaid Ch. 11 Professional Fees	$1,630		100.0%	100.0%	$1,630	$1,630
14 U.S. Trustee Fees	450		100.0%	100.0%	450	450
Total	$2,080		100.0%	100.0%	$2,080	$2,080
Available to Unsecureds					$478	$3,693
Unsecured Claims						
15 Unsecured Claims	$204,919	$186,919	0.2%	2.0%	$478	$3,693
Total	$204,919	$186,919	0.2%	2.0%	$478	$3,693
Recovery Midpoint					$2,086	

Page 4 of 5

Case: 23-30687 Doc# 676-2 Filed: 07/03/24 Entered: 07/03/24 16:35:47 Page 5 of 8

Page 5 of 5 Filed: 07/03/24 of 8 Case: 23 - 30687 Doc# 676 - 2 Entered: 07/03/24 16:35:47 Page 4 Assets Available for Distribution Figures are based on the May 31 , 2024 , balance sheet unless otherwise noted . 1. Unrestricted Cash – The estimated cash balance, as of 6 / 21 / 2024 per the Debtors bank accounts . 2. Accounts Receivable, Net – The Debtors assume a recovery of 0 % on net accounts receivable . Given the length of time the liquidation has been on - going, any remaining accounts receivable balances are assumed unrecoverable . 3. Inventory, Net – The Debtors assume a recovery of 0 % on net inventory . Given the length of time the liquidation has been on - going, any remaining accounts receivable balances are assumed unrecoverable . 4. Prepaid & Other Current Assets – The Debtors assume a recovery of 0% . Given the length of time the liquidation has been on - going, any remaining balances are assumed unrecoverable . 5. Causes of Action and Avoidance Actions – Residual Assets include Causes of Action and Avoidance Actions . Recovery on these assets in a chapter 7 is unknown . $ 1 million settlement of avoidance actions contemplated under the Ch . 11 plan, is assumed to not be available to creditors in a Ch . 7 liquidation . Chapter 7 Administrative Costs/Deductions from Total Liquidation Proceeds 6. Chapter 7 Trustee Fees – The Trustee’s fees in a chapter 7 liquidation have been estimated in accordance with section 326 (a) of the Bankruptcy Code and equal to 3 % of gross proceeds available to unencumbered creditors . 7. Chapter 7 Professional Fees – Counsel and financial advisors/accountants for the chapter 7 Trustee . Estimated fees are $ 250 , 000 in the high case and $ 500 , 000 in the low . 8. Corporate Wind Down Expenses – Final costs to complete winding down the estate, including the retention of Debtor personnel and wind - down operating expenses . Estimate costs run from 7 / 31 / 2024 through conversion date . 9. Priority Claims – Estimate of remaining priority claims between $ 1 . 9 - $ 4 . 9 million per review of claims register as of February 16 , 2024 . Recovery Waterfall 10. Ally Remaining Secured Claim – Assumed $0 remaining claim value from Ally Financial. 11. Guaranteed/Consigned Vehicles – Assumed $0 remaining liability for consigned vehicles where a perfected security interest exits. 12. Other Secured – Assumed $0 remaining outstanding secured claims per review of claims register as of June 26, 2024. 13. Accrued Unpaid Chapter 11 Professional Fees – Consists of accrued unpaid chapter 11 professional fees at the Conversion Date. 14. Chapter 11 US Trustee fees – Accrued unpaid chapter 11 US Trustee Fees at the Conversion Date. 15. Unsecured Claims – Liabilities subject to compromise.

Shift Technologies, Inc. et al.
Hypothetical Ch. 7 Liquidation Analysis
As of July 31, 2024

($ in thousands)	Estimated NBV ($) High	Estimated NBV ($) Low	Recovery (%) Low	Recovery (%) High	Recovery ($) Low	Recovery ($) High
Asset Values						
1 Unrestricted Cash	$8,810		100.0%	100.0%	$8,810	$8,810
2 Accounts Receivable, net	29		0.0%	0.0%	0	0
3 Inventory	100		0.0%	0.0%	0	0
4 Prepaid and Other Current Assets	1,588		0.0%	0.0%	0	0
5 Causes of Action and Avoidance Actions	n.a.		n.a.	n.a.	Unknown	Unknown
Total	$10,528		83.7%	83.7%	$8,810	$8,810
Administrative and Priority Claims:						
6 Ch. 7 Trustee Fees					(264)	(264)
7 Ch. 7 Professional Fees					(500)	(250)
8 Corporate Winddown expenses & other admin claims					(613)	(578)
9 Priority Claims					(4,875)	(1,945)
Total					($6,252)	($3,037)
Net Proceeds Available for Distribution					$2,558	$5,773
Secured Debt						
10 Ally Remaining Secured Claim	$0		0.0%	0.0%	$0	$0
11 Guaranteed/Consigned Vehicles	0		0.0%	0.0%	0	0
12 Other Secured Claims	0	0	0.0%	0.0%	0	0
Total	$0	$0	0.0%	0.0%	$0	$0
Professional Fee Claims						
13 Accrued/unpaid Ch. 11 Professional Fees	$1,630		100.0%	100.0%	$1,630	$1,630
14 U.S. Trustee Fees	450		100.0%	100.0%	450	450
Total	$2,080		100.0%	100.0%	$2,080	$2,080
Available to Unsecureds					$478	$3,693
Unsecured Claims						
15 Unsecured Claims	$204,919	$186,919	0.2%	2.0%	$478	$3,693
Total	$204,919	$186,919	0.2%	2.0%	$478	$3,693
Recovery Midpoint					$2,086	

Case: 23-30687 Doc# 676-2 Filed: 07/03/24 Entered: 07/03/24 16:35:47 Page 7 of 8
Page 1 of 1

Shift Technologies, Inc. et al.
Recovery Analysis
July 3, 2024

($ in thousands)	Estimated NBV ($) High	Estimated NBV ($) Low	Recovery (%) Low	Recovery (%) High	Recovery ($) Low	Recovery ($) High
Asset Values						
1 Unrestricted Cash	$8,810		100.0%	100.0%	$8,810	$8,810
2 Restricted Cash	0		100.0%	100.0%	0	0
3 Segregated Cash Account (Ally)	0		100.0%	100.0%	0	0
4 Accounts Receivable, net	0		0.0%	0.0%	0	0
5 Inventory	0		0.0%	0.0%	0	0
6 Prepaid and Other Current Assets	0		0.0%	0.0%	0	0
7 Property & Equipment, net	0		0.0%	0.0%	0	0
8 Intangible assets & capitalized website/software	0		0.0%	0.0%	0	0
9 Other non-current tangible assets	0		0.0%	0.0%	0	0
10 Causes of Action and Avoidance Actions	n.a.		n.a.	n.a.	Unknown	Unknown
Total	$8,810		100.0%	100.0%	$8,810	$8,810
Administrative and Priority Claims:						
11 Commissions for Liquidators					0	0
12 Corporate Winddown expenses & other admin claims					(613)	(578)
13 Priority Claims					(4,875)	(1,945)
Total					($5,488)	($2,522)
Net Proceeds Available for Distribution					$3,322	$6,288
Secured Debt						
14 Ally Remaining Secured Claim	$0		0.0%	0.0%	$0	$0
15 Guaranteed/Consigned Vehicles	0		0.0%	0.0%	0	0
16 Other Secured Claims	0	0	0.0%	0.0%	0	0
Total	$0	$0	0.0%	0.0%	$0	$0
Professional Fee Claims						
17 Accrued/unpaid Ch. 11 Professional Fees	$1,630		100.0%	100.0%	$1,630	$1,630
18 U.S. Trustee Fees	450		100.0%	100.0%	450	450
Total	$2,080		100.0%	100.0%	$2,080	$2,080
Available to Unsecureds					$1,242	$4,208
Unsecured Claims						
19 Unsecured Claims	$204,919	$186,919	0.6%	2.3%	$1,242	$4,208
Total	$204,919	$186,919	0.6%	2.3%	$1,242	$4,208
Recovery Midpoint					$2,725	

Updated per 5/28/2024 Term Sheet

Sensitivity analysis of hypothetical allocation of Ch. 11 proceeds midpoint between HoldCo and OpCo creditors

Recovery to HoldCo Creditors based on split			
Claims:	*172,880*		
Conv. Class Red:	*0*		
SB Claim alloc.	*6,190*		
Updated:	***179,070***		
Cash Recovery	(%) Split	($) Split	
$0.00	15.0%	$409	
Litigation Claims	85.0%		
Avoidance Actions	55.0%	$550	
Total Recovery			
$0.0054		**$959**	

Recovery to OpCo Creditors based on split			
Claims:	*43,848*		
Conv. Class Red:	*938*		
SB Claim alloc.:	*(6,190)*		
Updated:	***38,595***		
Cash Recovery	(%) Split	($) Split	
$0.06	85.0%	$2,316	
Litigation Claims	15.0%		
Avoidance Actions	45.0%	$450	
Total Recovery			
$0.0717		**$2,766**	

Case: 23-30687 Doc# 676-2 Filed: 07/03/24 Entered: 07/03/24 16:35:47 Page 8 of 8
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